                                                                    EXHIBIT 10.1


                                   $50,000,000


                                CREDIT AGREEMENT

                                  by and among


                             OCULAR SCIENCES, INC.,
                                  as Borrower,

                    THE LENDERS THAT ARE SIGNATORIES THERETO,
                                   as Lenders,

                                       and

                            COMERICA BANK-CALIFORNIA,
                                  as the Agent


                           Dated as of April 16, 2002

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS AND ACCOUNTING TERMS ........................................................     1
SECTION 1.1      Certain Defined Terms ............................................................     1
SECTION 1.2      Accounting Terms .................................................................    16
SECTION 1.3      Other Definitional Provisions ....................................................    16

ARTICLE II AMOUNTS AND TERMS OF BORROWINGS ........................................................    17
SECTION 2.1      Credit Extensions ................................................................    17
             (a)    Revolving Facility ............................................................    17
             (b)    Use of Proceeds ...............................................................    17
             (c)    Term Out Option ...............................................................    17
SECTION 2.2      Borrowing Procedures and Settlement ..............................................    17
             (a)    Borrowings ....................................................................    17
             (b)    Notice of Borrowing ...........................................................    17
             (c)    Telephonic Notice .............................................................    18
             (d)    Notice of Borrowing Irrevocable ...............................................    18
             (e)    Funding of Advances ...........................................................    18
             (f)    Settlement ....................................................................    20
             (g)    Notation ......................................................................    21
             (h)    Lenders' Failure to Perform ...................................................    21
SECTION 2.3      Evidence of Debt .................................................................    21
             (a)    Promise to Repay ..............................................................    21
             (b)    Loan Account ..................................................................    21
SECTION 2.4      Fees .............................................................................    21
             (a)    Closing Fee ...................................................................    21
             (b)    Commitment Fees ...............................................................    21
SECTION 2.5      Repayment ........................................................................    21
             (a)    Revolving Facility ............................................................    21
             (b)    Term Advance ..................................................................    22
             (c)    Voluntary Prepayments .........................................................    22
             (d)    Optional Reduction or Termination of Revolving Facility .......................    22
             (e)    Excess Exposure ...............................................................    22
SECTION 2.6      Interest .........................................................................    22
             (a)    Base Rate Advances ............................................................    23
             (b)    Eurodollar Rate Advances ......................................................    23
             (c)    Term Advance ..................................................................    23
             (d)    Default Interest ..............................................................    23
SECTION 2.7      Interest Rate Determination and Protection .......................................    23
             (a)    Determination of Eurodollar Rate ..............................................    23
             (b)    Notice of Eurodollar Rate .....................................................    23
             (c)    Alternative Interest Rate .....................................................    23
             (d)    Minimum Amounts ...............................................................    24
             (e)    Agent's Determination Conclusive ..............................................    24
SECTION 2.8      Voluntary Conversion of Advances .................................................    24
             (a)    Notice of Continuance/Conversion ..............................................    24
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             (b)    Telephonic Notice .............................................................    24
             (c)    Requirements ..................................................................    24
             (d)    Base Rate Advances ............................................................    25
SECTION 2.9      Funding Losses ...................................................................    25
SECTION 2.10     Increased Costs ..................................................................    25
             (a)    Increase in Cost ..............................................................    25
             (b)    Increase in Capital Requirements ..............................................    26
SECTION 2.11     Illegality .......................................................................    26
SECTION 2.12     Payments and Computations ........................................................    26
             (a)    Payments by Borrower ..........................................................    26
             (b)    Apportionment and Application of Payments .....................................    27
             (c)    Conflicts .....................................................................    28
             (d)    Computations ..................................................................    28
             (e)    Payment on Business Day .......................................................    28
SECTION 2.13     Taxes ............................................................................    28
             (a)    Net Payments ..................................................................    28
             (b)    Payment of Other Taxes ........................................................    29
             (c)    Indemnification ...............................................................    29
             (d)    Evidence of Payments ..........................................................    29
             (e)    Certification .................................................................    29
             (f)    Failure to Provide Certification ..............................................    30
             (g)    Mitigation ....................................................................    30
             (h)    Reimbursement .................................................................    30
SECTION 2.14     Collateral and Guaranties ........................................................    30

ARTICLE III CONDITIONS OF LENDING .................................................................    30
SECTION 3.1      Conditions Precedent on the Closing Date .........................................    30
             (a)    Loan Documents ................................................................    31
             (b)    Corporate Documents ...........................................................    31
             (c)    Governmental Consents .........................................................    31
             (d)    No Injunction .................................................................    31
             (e)    Other Deliveries ..............................................................    32
             (f)    Legal Opinions ................................................................    32
             (g)    Payment of Existing Debt ......................................................    32
             (h)    Payment of Fees and Expenses ..................................................    32
             (i)    No Material Adverse Change ....................................................    32
SECTION 3.2      Conditions Precedent to Each Extension of Credit .................................    32
             (a)    Notice ........................................................................    32
             (b)    Certification .................................................................    32

ARTICLE IV REPRESENTATIONS AND WARRANTIES .........................................................    33
SECTION 4.1      Representations and Warranties of the Borrower ...................................    33
             (a)    Organization ..................................................................    33
             (b)    Power and Authority ...........................................................    33
             (c)    Due Authorization .............................................................    34
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                                TABLE OF CONTENTS
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             (d)    Subsidiaries and Ownership of Capital Stock ...................................    34
             (e)    Governmental Approval .........................................................    34
             (f)    Binding and Enforceable .......................................................    34
             (g)    Financial Information .........................................................    34
             (h)    Material Adverse Change .......................................................    35
             (i)    Compliance ....................................................................    35
             (j)    Litigation ....................................................................    35
             (k)    No Conflict ...................................................................    35
             (l)    No Default ....................................................................    35
             (m)    Payment of Taxes ..............................................................    35
             (n)    Margin Regulations ............................................................    35
             (o)    Conduct of Business ...........................................................    36
             (p)    Environmental Matters .........................................................    36
             (q)    ERISA Compliance ..............................................................    36
             (r)    Title to Assets; No Infringement ..............................................    37
             (s)    Undisclosed Liabilities .......................................................    37
             (t)    No Negative Pledges ...........................................................    37

ARTICLE V COVENANTS OF THE BORROWER ...............................................................    37
SECTION 5.1      Financial Covenants ..............................................................    37
             (a)    Total Funded Debt to EBITDA ...................................................    37
             (b)    Cash Flow Coverage Ratio ......................................................    37
             (c)    Minimum Quick Ratio ...........................................................    37
             (d)    Minimum Tangible Effective Net Worth ..........................................    37
SECTION 5.2      Affirmative Covenants ............................................................    38
             (a)    Compliance with Laws ..........................................................    38
             (b)    Inspection of Property and Books and Records ..................................    38
             (c)    Reporting Requirements ........................................................    38
             (d)    Preservation of Corporate Existence, Etc ......................................    39
             (e)    New Subsidiaries ..............................................................    39
             (f)    Maintenance of Property .......................................................    40
             (g)    Insurance .....................................................................    40
             (h)    Payment of Taxes and Lienable Items ...........................................    40
             (i)    Use of Proceeds ...............................................................    40
             (j)    Permitted Cash Investments ....................................................    40
             (k)    Principal Depository ..........................................................    41
             (l)    Further Assurances ............................................................    41
SECTION 5.3      Negative Covenants ...............................................................    41
             (a)    Liens .........................................................................    41
             (b)    Disposition of Assets .........................................................    43
             (c)    Investments ...................................................................    44
             (d)    Limitation on Debt and Accommodation Obligations ..............................    45
             (e)    Capital Expenditures ..........................................................    46
             (f)    Transactions with Affiliates ..................................................    46
             (g)    Restricted Junior Payments ....................................................    46
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                                       iii
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             (h)    Mergers, Etc ..................................................................    46
             (i)    Stock Repurchases .............................................................    47
             (j)    Conduct of Business ...........................................................    47
             (k)    Compliance with ERISA .........................................................    47
             (l)    Negative Pledge ...............................................................    47
             (m)    Payment Restrictions Affecting Subsidiaries ...................................    47

ARTICLE VI EVENTS OF DEFAULT ......................................................................    48
SECTION 6.1      Events of Default ................................................................    48
             (a)    Non-Payment of Principal ......................................................    48
             (b)    Non-Payment of Interest .......................................................    48
             (c)    Non-Payment of Other Obligations ..............................................    48
             (d)    Representations and Warranties ................................................    48
             (e)    Covenants .....................................................................    48
             (f)    Reporting and Collateral Covenants ............................................    48
             (g)    Other Covenants and Agreements ................................................    48
             (h)    Default as to Other Debt ......................................................    48
             (i)    Bankruptcy ....................................................................    49
             (j)    Judgments .....................................................................    49
             (k)    Material Adverse Change .......................................................    49
             (l)    Loan Documents ................................................................    49
             (m)    Collateral Documents ..........................................................    49
             (n)    ERISA .........................................................................    50
             (o)    Change of Control .............................................................    50


                                       iv

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                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE VII THE LENDER GROUP'S RIGHTS AND REMEDIES ................................................    50
SECTION 7.1      Rights and Remedies ..............................................................    50
SECTION 7.2      Remedies Cumulative ..............................................................    52

ARTICLE VIII AGENT ................................................................................    52
SECTION 8.1      Appointment and Authorization of Agent ...........................................    52
SECTION 8.2      Delegation of Duties .............................................................    53
SECTION 8.3      Liability of Agent ...............................................................    53
SECTION 8.4      Reliance by Agent ................................................................    53
SECTION 8.5      Notice of Potential Default or Event of Default ..................................    53
SECTION 8.6      Credit Decision ..................................................................    54
SECTION 8.7      Costs and Expenses; Indemnification ..............................................    54
SECTION 8.8      Agent in Individual Capacity .....................................................    55
SECTION 8.9      Successor Agent ..................................................................    55
SECTION 8.10     Lender in Individual Capacity ....................................................    56
SECTION 8.11     Collateral Matters ...............................................................    56
SECTION 8.12     Restrictions on Actions by Lenders; Sharing of Payments ..........................    57
SECTION 8.13     Agency for Perfection ............................................................    57
SECTION 8.14     Payments by Agent to the Lenders .................................................    58
SECTION 8.15     Concerning the Collateral and Related Loan Documents .............................    58
SECTION 8.16     Field Audits and Examination Reports; Disclaimers by Lenders; Other
                 Reports and Information ..........................................................    58
SECTION 8.17     Several Obligations; No Liability ................................................    59
SECTION 8.18     Legal Representation of Agent ....................................................    59

ARTICLE IX ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS .............................................    59
SECTION 9.1      Assignments and Participations ...................................................    59
SECTION 9.2      Successors .......................................................................    62

ARTICLE X AMENDMENTS; WAIVERS .....................................................................    62
SECTION 10.1     Amendments and Waivers ...........................................................    62
SECTION 10.2     Replacement of Holdout Lender ....................................................    63
SECTION 10.3     No Waivers; Cumulative Remedies ..................................................    64

ARTICLE XI MISCELLANEOUS ..........................................................................    64
SECTION 11.1     Notices ..........................................................................    64
SECTION 11.2     Costs and Expenses ...............................................................    65
SECTION 11.3     General Indemnity ................................................................    65
SECTION 11.4     Binding Effect ...................................................................    66
SECTION 11.5     Choice of Law and Venue ..........................................................    66
SECTION 11.6     Waiver of Jury Trial .............................................................    67
SECTION 11.7     Limitation of Liability ..........................................................    67
SECTION 11.8     Confidentiality ..................................................................    67
SECTION 11.9     Entire Agreement .................................................................    68
SECTION 11.10    Survival .........................................................................    68
SECTION 11.11    Execution in Counterparts ........................................................    68
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                                TABLE OF CONTENTS
                                   (continued)

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EXHIBITS

             Exhibit A-1         Commitments
             Exhibit A-2         Form of Notice of Borrowing
             Exhibit A-3         Form of Notice of Continuance/Conversion
             Exhibit A-4         Agent's Account
             Exhibit B-1         Form of Subsidiary Guaranty
             Exhibit B-2         Form of Pledge Agreement
             Exhibit B-3         Form of Assignment and Acceptance Agreement
             Exhibit D-1         Form of Compliance Certificate

SCHEDULES
             Schedule 4.1(d)     List of Subsidiaries and Affiliates
             Schedule 4.1(e)     List of Governmental Approvals
             Schedule 4.1(j)     List of Litigation
             Schedule 4.1(o)     List of Business Lines
             Schedule 4.1(p)     List of Environmental Matters
             Schedule 4.1(q)     List of ERISA Matters
             Schedule 4.1(s)     List of Undisclosed Liabilities
             Schedule 5.3(c)     List of Investments
             Schedule 5.3(d)     List of Liens and Debts

                                CREDIT AGREEMENT


      This CREDIT AGREEMENT, dated as of April 16, 2002, is made by and among OCULAR SCIENCES, INC., a Delaware corporation (formerly known as O.S.I. Corporation and herein referred to as "Borrower"), as Borrower, the lenders identified on the signatures hereof (such lenders, together with their respective successors and assigns are referred to herein after each individually as a "Lender" and collectively as the "Lenders") and COMERICA BANK-CALIFORNIA, a California chartered bank, as the agent for the Lenders ("Agent ").

      WHEREAS, Borrower, Ocular Sciences Puerto Rico, Inc., and Agent are parties to an Amended and Restated Credit Agreement dated as of November 7, 1997 (the "Original Credit Agreement");

      WHEREAS, Borrower has requested that the Lenders and Agent enter into this Agreement to provide certain credit extensions to Borrower (i) for general corporate purposes and (ii) to refinance the amounts outstanding under the Original Credit Agreement; and

      WHEREAS, the Lenders and the Agent agree to provide credit extensions to Borrower upon the terms and conditions set forth in this Agreement.

      NOW THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, Borrower, the Lenders and Agent agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.1 CERTAIN DEFINED TERMS. As used in this Agreement:

          ACCOMMODATION OBLIGATION means, as applied to any Person, any direct or indirect guaranty, endorsement or other liability of that Person with respect to any Debt, lease, dividend, letter of credit or other obligation (the "primary obligation") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (i) to purchase, repurchase or otherwise acquire any such primary obligation or any property constituting direct or indirect security therefor; (ii) to advance or provide funds (A) for the payment or discharge of any such primary obligation, or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Accommodation Obligation shall be deemed to be an amount equal to the maximum stated or determinable amount of the primary obligation in respect of which such Accommodation Obligation is made or, if not stated or if indeterminable, the maximum reasonably estimated potential liability in respect thereof. Endorsements of checks for collection or deposit in the ordinary course of business are not Accommodation Obligations.

          ADVANCE OR ADVANCES means Revolving Advances and the Term Advance extended by the Lender Group to Borrower under this Agreement.

          AFFILIATE of a specified Person means any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the Person specified. For this purpose, "control," "controlled by" and "under common control with" mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          AGENT-RELATED PERSONS means Agent together with its Affiliates, officers, directors, employees, and agents.

          AGENT'S ACCOUNT means an account at a bank designated by Agent from time to time as the account into which Borrower shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Borrower and the Lender Group to the contrary, Agent's Account shall be that certain deposit account as set forth in Exhibit A-4.

          AGREEMENT means this Credit Agreement.

          APPLICABLE MARGIN means the per annum interest margin applicable to Base Rate Advances and Eurodollar Rate Advances, in each case as set forth below opposite the applicable Total Funded Debt/EBITDA Ratio determined by the Agent, in the most recent financial statements and Compliance Certificate delivered by the Borrower pursuant to Section 5.2(c). The Agent's determination of the applicable Total Funded Debt/EBITDA Ratio shall be conclusive absent manifest error. Any change in the Applicable Margin shall be given prospective effect only, effective on the fifth Business Day after receipt of the most recent financial statements and Compliance Certificate, in each case with no retroactivity or clawback; provided, however, that if Borrower shall fail to timely deliver such financial statements and Compliance Certificate for any period, then the Applicable Margin shall be based on the highest level set forth below until the fifth Business Day after Borrower shall deliver such financial statements and Compliance Certificate to the Agent.

                                                         EURODOLLAR
             FUNDED                 BASE RATE               RATE
           DEBT/EBITDA              ADVANCES              ADVANCES
           -----------              ---------            ----------
           > 1.50                    -0.50%                 1.50%
        < /= 1.50 and > 1.00         -0.50%                 1.25%
        < /= 1.00                    -0.50%                 1.00%

          ASSET SALE means the sale, sale-leaseback, license, transfer or other disposition of any asset, business or property of Borrower or any of its Subsidiaries, other than (i) sales and other dispositions of inventory in the ordinary course of business; (ii) sales of used, worn-out or surplus equipment in which the proceeds are either (x) reinvested in other fixed assets within one hundred eighty (180) days from the date of sale or (y) are applied to prepay the outstanding Advances; (iii) sales and leasebacks of equipment acquired by Borrower or any of its Subsidiaries not more than one hundred eighty (180) days prior to such sale or leaseback; and (iv) non-exclusive licenses and similar arrangements for the use of intellectual property of Borrower or any of its Subsidiaries.

          ASSIGNMENT AND ACCEPTANCE means an Assignment and Acceptance Agreement in the form of Exhibit B-3.

          AUTHORIZED OFFICER means the chief executive officer, president, chief financial officer or controller of Borrower.

          BANKRUPTCY, INSOLVENCY OR LIQUIDATION PROCEEDING means (i) any case commenced by or against Borrower under any chapter of the United States Bankruptcy Code, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of Borrower, any receivership or assignment for the benefit of creditors relating to Borrower or any similar case or proceeding relative to Borrower or its creditors, as such, in each case whether or not voluntary, (ii) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to Borrower, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, and (iii) any other proceeding of any type or nature in which claims against Borrower generally are determined, proven or paid.

          BASE RATE means, for any day, a fluctuating interest rate per annum equal to the then effective rate of interest announced publicly by the Agent at its head office from time to time as its prime commercial lending rate (it being understood that such rate is merely a reference rate and is not the best, lowest or most favorable rate offered by the Agent).

          BASE RATE ADVANCE means an Advance which bears interest by reference to the Base Rate as provided in Section 2.6(a).

          BOOKS means now owned or hereafter acquired books and records of Borrower or its Subsidiaries indicating, summarizing, or evidencing the Collateral.

          BORROWER means Ocular Sciences, Inc., a Delaware Corporation.

          BORROWING means a borrowing hereunder consisting of Revolving Advances made on the same day by the Lenders (or Agent on behalf thereof).

          BREAKAGE COSTS is defined in Section 2.9.

          BUSINESS DAY means any day except a Saturday or Sunday or a day when commercial banks are authorized or required by law to be closed in San Jose, California and if the applicable Business Day relates to a Eurodollar Rate Advance, additionally means such a day on which commercial banks are not authorized or required by law to be closed in Detroit, Michigan or London, England.

          CAPITAL LEASE means, with respect to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

          CASH FLOW means, for any period, an amount determined as (i) Consolidated Net Income for such period, plus (ii) to the extent deducted in determining Consolidated Net Income and without duplication, the sum of (A) all charges for Consolidated Interest Expense, depreciation and amortization for such period, plus (B) all non-cash charges required by GAAP relating to dispositions of property, plant and equipment for such period, minus (iii) preferred stock dividends paid or payable (x) by Borrower or (y) by any of its consolidated Subsidiaries to any Person not in the Ocular Sciences Group during such period and minus (iv) amounts and/or expenditures incurred in connection with stock repurchases and/or buybacks by Borrower during such period, all computed and calculated in accordance with GAAP.

          CASH FLOW COVERAGE RATIO means, as of any date of determination, (a) Cash Flow, divided by (b) the sum of the current portion of long term debt and Capital Leases following the relevant date of calculation.

          CHANGE OF CONTROL means a transaction or series of related transactions by which either (i) any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of Borrower (or other securities convertible into such securities) representing fifty percent (50%) or more of the combined voting power of all securities of Borrower entitled to vote in the election of directors, (ii) Borrower shall cease to own one hundred percent (100%) of all classes of stock of O.S.I. Puerto Rico, Ocular Sciences U.K., Ltd., PLMT and any Material Subsidiary of Borrower or (iii) a majority of the members of the board of directors of Borrower, O.S.I. Puerto Rico, Ocular Sciences U.K., Ltd., PLMT or any Material Subsidiary of Borrower are Persons who were not in office on the Closing Date and were not initially nominated by directors who were in office on the Closing Date or by successor directors elected or appointed upon the initial nomination of such directors or successor directors.

          CLAIMS is defined in Section 11.3.

          CLOSING DATE means the date on which all of the conditions precedent set forth in Section 3.1 are satisfied or waived in writing by the Agent.

          COLLATERAL means all property which at any time is subject or is to become subject to any Lien granted or created under any of the Collateral Documents.

          COLLATERAL DOCUMENTS means the Pledge Agreement and all other instruments, documents and agreements at any time delivered to the Agent to create or evidence Liens to secure the Obligations.

          COMERICA means Comerica Bank-California, a California chartered bank.

          COMMITMENT means, with respect to each Lender, its Commitment and, with respect to all Lenders, their Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Exhibit A-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 9.

          COMPLIANCE CERTIFICATE means a certificate in substantially the form of Exhibit C-1.

          CONSOLIDATED CAPITAL EXPENDITURES means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as a liability (but without duplication) during that period and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Borrower and its Subsidiaries) made or incurred during such period which, in accordance with GAAP, are required to be included in or reflected by the fixed asset accounts of Borrower or any of its Subsidiaries in any of their balance sheets (including
(i) the value of acquisitions of any interest in any business or Person, whether by sale, lease or otherwise and (ii) expenditures for equipment purchased within one hundred eighty (180) days of the trade-in or sale of existing equipment owned by Borrower or any of its Subsidiaries but only to the extent that the gross amount of such purchase price exceeds the book value of the equipment being traded in or sold, but excluding expenditures made in connection with the replacement or restoration of assets to the extent reimbursed or financed from insurance proceeds or condemnation awards).

          CONSOLIDATED INTEREST EXPENSE means, for any period, total interest expense (including the interest component of Capital Leases) of Borrower and its consolidated Subsidiaries for such period determined in accordance with GAAP, except that amortization or write-off of original issue discount, capitalized debt issuance costs and expenses, and non-cash interest payments or accruals shall in any event be excluded.

          CONSOLIDATED NET INCOME means, for any period, the net income of Borrower and its consolidated Subsidiaries for such period determined in accordance with GAAP.

          CONSOLIDATED TOTAL DEBT means, as of any date of determination for Borrower and its consolidated Subsidiaries, all items of indebtedness, obligation or liability (other than Subordinated Debt) that should be classified, and reported on Borrower's consolidated balance sheet, as liabilities in accordance with GAAP.

          DEBT means, as applied to any Person, (i) all indebtedness of such Person for borrowed money (whether by loan or the issuance of debt securities or otherwise); (ii) all obligations of such Person issued, undertaken or assumed as the deferred purchase price of property or services or interest thereon, except accounts and accrued expenses currently payable; (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments, whether or not contingent; (iv) all monetary obligations of such Person under any Capital Lease; (v) all obligations of such Person (contingent or otherwise) to purchase, retire or redeem any capital stock or other equity interests in such Person or any Affiliate of such Person; (vi) all monetary obligations of such Person measured by, or determined on the basis of, the value of any capital stock of such Person or any Affiliate of such Person; (vii) all Accommodation Obligations of such Person; and (viii) all liabilities and obligations secured by (or as to which the holder of the liability or obligation has an existing right, contingent or otherwise, to be secured by) any Lien, except a Non-Consensual Lien, upon any property of such Person.

          DEFAULTING LENDER means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

          DEFAULTING LENDER RATE means (a) the Federal Reserve Bank's cost of funds rate for the first 3 days from and after the date the relevant payment is due, and (b) thereafter, at the interest rate then applicable to Revolving Advances that are Base Rate Advances (inclusive of the margin applicable thereto).

          DISALLOWED POST-PETITION INTEREST/EXPENSE CLAIMS means any claim for interest on Advances accrued or computed for or as to any period of time at any time after the commencement of any Bankruptcy, Insolvency or Liquidation Proceeding at the rate (including any applicable post-default rate) set forth in this Agreement or other applicable Loan Document or for fees, expense reimbursements, indemnification or other similar Obligations accrued or determined for or as to any such period of time in accordance with the provisions of this Agreement or any such Loan Document, if such claim is not allowed, allowable or enforceable in such Bankruptcy, Insolvency or Liquidation Proceeding.

          DOLLARS and $ mean United States dollars or such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts in the United States.

          EARNINGS BEFORE INTEREST AND TAXES means the consolidated earnings (or loss) from the operations of any Person for any period, after all expenses and other property charges but before payment or provision for any income taxes or interest expense for such period, determined in accordance with GAAP, excluding any extraordinary or non-recurring gains or losses.

          EBITDA means, for any period, an amount equal to the sum of (a) Earnings Before Interest and Taxes for Borrower and its Subsidiaries on a consolidated basis for such period, plus (b) depreciation, amortization and all other noncash charges of Borrower and its Subsidiaries on a consolidated basis for such period.

          ENVIRONMENTAL CLAIMS means any and all administrative, regulatory or judicial claims, demands, directives, proceedings, orders, decrees and judgments relating in any way to any Environmental Law or any Environmental Permit.

          ENVIRONMENTAL LAWS means all federal, state and local laws, statutes, rules, regulations, ordinances and codes, and any binding judicial or administrative interpretation thereof or requirement thereunder, including any judicial or administrative order by any Governmental Authority, relating to the regulation or protection of human health and safety (as they relate to the environment), the environment and natural resources.

          ENVIRONMENTAL PERMIT means any license, permit, authorization, registration or approval issued or required under any Environmental Law.

          EQUITY ISSUANCE means the issuance or sale of any capital stock or other equity, ownership or profit interests (except a dividend on any such stock or interest declared and payable solely in additional shares of such stock or interest) by (i) Borrower to any Person, or (ii) any Subsidiary of Borrower to any Person, other than to Borrower or to any other wholly- owned Subsidiary of Borrower.

          ERISA means the Employee Retirement Income Security Act of 1974, as amended and the regulations issued thereunder.

          ERISA AFFILIATE means any entity which is (or at any relevant time was) a member of a "controlled group of corporations," under "common control" or a member of an "affiliated service group" with Borrower as defined in Section 414(b), (c) or (m) of the IRC.

          ERISA EVENT means (i) any of the events set forth in Section 4043(c) of ERISA for which notice to the PBGC has not been waived with respect to a Pension Plan; (ii) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (iii) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan; (iv) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan subject to Title IV of ERISA; (v) a failure to make required contributions to a Pension Plan or Multiemployer Plan; (vi) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate; (vii) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the IRC with respect to any Pension Plan; (viii) Borrower engages in a nonexempt prohibited transaction or otherwise becomes liable with respect to a nonexempt prohibited transaction, the consequences of which, in the aggregate, constitute or could reasonably be expected to result in a Material Adverse Change; or (ix) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the IRC by Borrower or any ERISA Affiliate with respect to any Pension Plan for which Borrower or any of their Subsidiaries may be liable, the consequences of which, in the aggregate, constitute or could reasonably be expect to result in a Material Adverse Change.

          EUROCURRENCY RESERVE PERCENTAGE means, with respect to an Interest Period, the stated maximum rate (expressed as a decimal) of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurodollar funding (currently referred to as "eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System. The Eurodollar Rate shall be adjusted automatically on the effect date of any change in the Eurocurrency Reserve Percentage.

          EURODOLLAR RATE means, for any Interest Period applicable to a Eurodollar Rate Advance, the rate per annum (rounded upwards, if necessary, to the nearest one-hundredth of one percent (1/100 of 1%)) determined pursuant to the following formula:

           Eurodollar Rate =  Interbank Rate
                              ---------------------------------
                              1-Eurocurrency Reserve Percentage

all as conclusively determined (absent manifest error) by the Agent.

          EURODOLLAR RATE ADVANCE means an Advance which bears interest at the Eurodollar Rate as provided in Section 2.6(b).

          EVENT OF DEFAULT is defined in Section 6.1.

          FEDERAL RESERVE BANK means any one of twelve central banks, or any one of their branches, that are part of the Federal Reserve System and that constitute the so-called Federal Reserve Banks.

          FISCAL QUARTER means a fiscal quarter of Borrower.

          FISCAL QUARTER END DATE means the last day of a Fiscal Quarter.

          FISCAL YEAR means a fiscal year of Borrower.

          FOREIGN SUBSIDIARIES means initially the Persons listed on Schedule 4.1(d) below the heading "Foreign" and thereafter shall mean such Persons who are or may become Subsidiaries (direct or indirect) of Borrower whose assets and business are then located primarily outside of the United States. For purposes of determining after the Closing Date which Subsidiaries (direct or indirect) of Borrower shall be subject to the provision of Section 5.2(e) requiring that sixty-five percent (65%) of the stock or other equity interests thereof owned directly or indirectly by Borrower be pledged and delivered to the Lender, "Foreign Subsidiaries" shall mean such other Persons as may become Subsidiaries of Borrower (i) to whom Section 956(d) of the IRC applies, and (ii) who qualify as a Material Subsidiary. For the purposes of this Agreement, O.S.I. Puerto Rico shall not be treated as a Foreign Subsidiary.

          FUNDING DATE means the date on which a Borrowing occurs.

          GAAP means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the facts and circumstances on the date of determination.

          GOVERNMENTAL AUTHORITY means any nation, state, sovereign or government, any political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          HAZARDOUS MATERIALS means (i) flammable explosives, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and petroleum products, and (ii) chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition, listing or identification of "hazardous substances," "hazardous wastes," hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "medical waste," "infectious waste," "biomedical waste," "biohazardous waste," or words of similar import, under any applicable Environmental Law.

          INDEMNIFIED PERSON is defined in Section 11.3.

          INTANGIBLE ASSETS means, as of any date of determination for Borrower and its consolidated Subsidiaries in accordance with GAAP, assets having no physical existence and that should be classified as intangible assets, including, without limitation, goodwill, patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, organizational expenses and deferred charges (including, without limitation, unamortized debt issuance costs).

          INTERBANK RATE means, with respect to each Interest Period, the rate per annum determined by Agent two (2) Business Days prior to the beginning of such Interest Period, at which the Agent is offered deposits in dollars by major banks in the interbank eurodollar market at or about 11:00 a.m. London time, for deliver on the first day of such Interest Period, in an amount and period equal to the amount of the Eurodollar Advance to be outstanding during such Interest Period.

          INTEREST PERIOD means, for each Eurodollar Rate Advance the period commencing on the date of such Advance or the date of the conversion of any Advance into such an Advance and ending on the last day of the period selected by Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by Borrower pursuant to the provisions below. The duration of each such Interest Period shall be not less than one month and not more than six months with respect to a Eurodollar Rate Advance as Borrower may select by notice received by the Agent not later than 11:00 a.m. (Pacific time) three (3) Business Day prior to the first day of such Interest Period; provided, however, that:

          (i) Borrower may not select any Interest Period applicable to an Advance which ends after the Revolving Facility Maturity Date;

          (ii) the last day of any Interest Period shall be a Business Day; and

          (iii) Borrower may not have more than an aggregate of seven (7) Interest Periods in effect at any one time under the Revolving Facility.

          INVESTMENT means (i) the acquisition of any interest in any business or Person, whether by sale, lease or otherwise, (ii) the funding of any loan, extension of credit, guarantee, advance, accommodation or capital contribution to or for the benefit of any Person, and (iii) the acquisition of any debt or equity securities of or claim against or interest in any Person, whether upon original issuance, by purchase or otherwise or any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          IRC means the Internal Revenue Code of 1986, in effect from time to time.

          LENDERS has the meaning set forth in the Recitals of this Agreement.

          LENDER GROUP means, individually and collectively, each of the Lenders and Agent.

          LENDER GROUP EXPENSES means all (a) costs or expenses required to be paid by Borrower under any of the Loan Documents that are paid or incurred by the Lender Group, (b) actual fees or charges paid or incurred by Agent in connection with the Lender Group's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), and environmental audits, (c) actual costs and expenses incurred by Agent in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) actual charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrower or any guarantor of the Obligations, (h) Agent's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Agent's and each Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or a Bankruptcy, Insolvency or Liquidation Proceeding concerning Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

          LENDER-RELATED PERSON means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, and agents of such Lender.

          LIEN means any mortgage, deed of trust, lien, pledge, charge, security interest, hypothecation, assignment, deposit arrangement or encumbrance of any kind in respect of any asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital or finance lease, or other title retention agreement relating to such asset (other than an operating lease).

          LOAN ACCOUNT has the meaning set forth in Section 2.2(g).

          LOAN DOCUMENTS means this Agreement, the Subsidiary Guaranty, the Intercompany Subordination Agreement, the Collateral Documents and all other guaranties and other agreements, instruments and written indicia of the Obligations delivered to the Agent by or on behalf of Borrower or any other Loan Party pursuant to or in connection with the transactions contemplated hereby.

          LOAN PARTIES means, collectively, Borrower and all Material Subsidiaries (other than Foreign Subsidiaries) that are parties to any Loan Document, and Loan Party means, individually, Borrower and each Material Subsidiary (other than a Foreign Subsidiary) that is a party to any Loan Document.

          MATERIAL ADVERSE CHANGE means any materially adverse change in the financial condition, assets, liabilities, business, operations or prospects of Borrower and its Subsidiaries, taken as a whole.

          MATERIAL ENVIRONMENTAL CLAIM means any Environmental Claim, regardless of merit, which does or can reasonably be expected to (i) result in Borrower or any of its Subsidiaries expending in the aggregate an amount in excess of $1,000,000 to defend against, settle or satisfy, or (ii) prevent or enjoin Borrower or its Subsidiaries from carrying on business on any property on which it conducts operations if the inability to carry on business on any such property does or can reasonably be expected to cause a Material Adverse Change.

          MATERIAL SUBSIDIARY means each Subsidiary of Borrower that has (i) as of the end of the most recent Fiscal Quarter, total assets representing ten percent (10%) or more of the total assets of Borrower and its consolidated Subsidiaries, or (ii) for the most recent Fiscal Quarter, total revenues representing ten percent (10%) or more of the revenues of Borrower and its consolidated Subsidiaries.

          MATURITY DATE means April 16, 2009.

          MULTIEMPLOYER PLAN means any Plan which is "multiemployer plan," as defined in Section 4001(a)(3) of ERISA.

          1934 ACT means the Securities Exchange Act of 1934.

          NON-CONSENSUAL LIEN means a Lien permitted under Section 5.3(a)(iv),
(v), (vi), (vii), (viii), (x), (xi) or (xii).

          NON-MATERIAL SUBSIDIARY means a Subsidiary of Borrower that is not a Material Subsidiary.

          NOTICE OF BORROWING means a notice substantially in the form of Exhibit A-2.

          NOTICE OF CONTINUANCE/CONVERSION means a notice substantially in the form of Exhibit A-3.

          OBLIGATIONS means all present and future debts, obligations and liabilities of every type and description of Borrower or any other Loan Party at any time arising under or in connection with (i) this Agreement, (ii) any other Loan Document, or (iii) any Rate Contract, due or to become due to any Lender, any Indemnified Person or any other Person and includes, without limitation, (i) all liability for principal of and interest on any Advances, and (ii) all liability under the Loan Documents for any fees, taxes, compensation, costs, losses, expense reimbursements and indemnification.

          OCULAR SCIENCES CANADA means Ocular Sciences Canada, Inc., formerly OSI Canada Corporation, a corporation organized under the laws of Canada and a wholly-owned Subsidiary of Borrower.

          OCULAR SCIENCES GROUP means, collectively, Borrower and its Subsidiaries.

          OCULAR SCIENCES LIMITED means Ocular Sciences Limited, a corporation organized under the laws of the United Kingdom and a wholly-owned Subsidiary of Ocular Sciences U.K. Limited.

          OCULAR SCIENCES U.K. LIMITED means Ocular Sciences U.K. Limited, a corporation organized under the laws of the United Kingdom and a wholly-owned Subsidiary of PLMT.

          ORIGINAL CREDIT AGREEMENT has the meaning asset forth in the introductory section of this Agreement.

          O.S.I. PUERTO RICO means Ocular Sciences Puerto Rico, Inc., a Delaware corporation and a wholly-owned Subsidiary of Borrower.

          OTHER TAXES is defined in Section 2.13(b).

          PARTICIPANT is defined in Section 9.1(e).

          PBGC means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its functions under ERISA.

          PENSION PLAN means any Plan which is (i) an "employee pension benefit plan" as defined in Section 3(2) of ERISA, and (ii) not a Multiemployer Plan.

          PERMITTED CASH INVESTMENTS means (i) certificates of deposit or money market securities with maturities of three years or less issued by any United States, Australian, Canadian, Japanese or European commercial bank with capital, surplus and undivided profits of $500,000,000 or more; (ii) obligations issued by, or guaranteed by, the United States government and maturing within three years from the date of acquisition thereof; (iii) commercial paper, municipal bonds and similar instruments with maturities of three years or less rated at least P-1 or A-3, respectively, by Moody's Investors Service, Inc., or rated at least A-1 or A, respectively, by Standard & Poor's Corporation, or receiving an equivalent rating from any other nationally recognized rating agency; (iv) repurchase or reverse repurchase agreements issued by any United States commercial bank with capital surplus and undivided profits of $500,000,000 or more; and (v) investments in money market funds or mutual funds that invest solely in investments described in clauses (i) through (iv).

          PERMITTED DISCRETION means a determination made in good faith and in the exercise of reasonable business judgment.

          PERSON means an individual, partnership, corporation, limited liability company, limited liability partnership, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          PLAN means any "employee benefit plan" as defined in Section 3(3) of ERISA, (i) which Borrower maintains, administers, contributes to or is required to contribute to, and covers any employee or former employee of Borrower or any ERISA Affiliate (with respect to their relationship with such entities) or (ii) under which Borrower or any ERISA Affiliate may incur liability.

          PLEDGE AGREEMENT means the Pledge Agreement in substantially the form of Exhibit B-2, executed by Borrower and delivered pursuant to Section 3.1(a), and each joinder therein by any other Subsidiary of Borrower to create a Lien that secures the Obligations.

          PLMT means Precision Lens Manufacturing & Technology, Inc., a corporation organized under the laws of Barbados, and a wholly-owned Subsidiary of Borrower.

          POTENTIAL DEFAULT means any event or condition described in Section
6.1 which, with any notice or passage of time (or both) expressly described in
Section 6.1, would constitute an Event of Default.

          PRO RATA SHARE means: with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, the percentage obtained by dividing (i) such Lender's Commitment, by (ii) the aggregate Commitments of all Lenders.

          QUICK RATIO means, as of any Fiscal Quarter End Date for Borrower and its consolidated Subsidiaries in accordance with GAAP, the ratio of (i) the sum of unrestricted cash, PLUS unrestricted Permitted Cash Investments, PLUS trade accounts receivable (net of applicable reserves therefor), DIVIDED BY (ii) the sum of current liabilities, PLUS (without duplication) the aggregate principal amount of Revolving Advances or Term Advance, as the case may be, outstanding under the Agreement, in each case as of such Fiscal Quarter End Date.

          RATE CONTRACT means any interest rate and currency swap agreement, cap, floor or collar agreement, interest rate insurance, currency spot or forward contract, or other agreement or arrangement designed to provide protection against fluctuations in interest or currency exchange rates entered into by Borrower or any of its Subsidiaries and any Person which is, or at the time such contract, agreement or arrangement was entered into, a Lender or an Affiliate of such Lender.

          REGISTER has the meaning set forth in Section 9.1(e).

          REMEDIAL ACTION means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601 or any equivalent foreign legislation.

          REQUIRED LENDERS means, at any time, any two or more Lenders whose Pro Rata Shares aggregate more than 66% of the Commitments, or if the Commitments have been terminated irrevocably, more than 66% of the Obligations then outstanding.

          REVOLVING ADVANCE or REVOLVING ADVANCES means a cash advance or cash advances in Dollars extended by Lenders to Borrower under the Revolving Facility.

          REVOLVING FACILITY means the credit available to Borrower pursuant to
Section 2.1(a).

          REVOLVING FACILITY AMOUNT means, at any date of determination, an amount determined as (i) $50,000,000, minus (ii) all Revolving Facility Reductions which have become and remain effective.

          REVOLVING FACILITY AVAILABILITY means, as of any date of determination, an amount determined as (i) the Revolving Facility Amount then in effect, minus (ii) the aggregate principal amount of Revolving Advances then outstanding.

          REVOLVING FACILITY REDUCTION means each permanent reduction of the credit available to Borrower under the Revolving Facility, whether made voluntarily pursuant to Section 2.5(d) or required to be made under any provision of this Agreement or otherwise becoming effective in accordance with this Agreement.

          REVOLVING FACILITY MATURITY DATE means April 16, 2005.

          SETTLEMENT is defined in Section 2.2(f).

          SETTLEMENT DATE is defined in Section 2.2(f).

          SUBORDINATED DEBT means any Debt of Borrower or any of its Subsidiaries which is subordinate to the Obligations having terms and conditions satisfactory to the Required Lenders.

          SUBSIDIARY means, with respect to any Person, any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled directly or indirectly by such Person or one or more Subsidiaries of such Person or a combination thereof.

          SUBSIDIARY GUARANTOR means O.S.I. Puerto Rico, SunSoft and each Material Subsidiary (other than any Foreign Subsidiary) that executes a joinder to the Subsidiary Guaranty.

          SUBSIDIARY GUARANTY means the Subsidiary Guaranty, in substantially the form of Exhibit B-1, executed by O.S.I. Puerto Rico and SunSoft and delivered pursuant to Section 3.1(a)(ii), and each joinder therein by any other Material Subsidiary (other than any Foreign

Subsidiary), and all guaranties, instruments and agreements at any time delivered by any Material Subsidiary (other than any Foreign Subsidiary) in respect of, in exchange or substitution for, or in replacement of, such guaranty or to evidence its guaranty of payment of any of the Obligations of Borrower.

          SUNSOFT means SunSoft, Inc., a New Mexico corporation and a wholly owned Subsidiary of Borrower.

          TANGIBLE EFFECTIVE NET WORTH means, as of any date of determination for Borrower and its consolidated Subsidiaries in accordance with GAAP, the amount determined as (i) the net book value of all assets (other than Intangible Assets) after all appropriate deductions which are either required or reflected by Borrower in its consolidated balance sheets (including, without limitation, reserves for doubtful receivables, returns, obsolescence, depreciation and amortization), MINUS (ii) Consolidated Total Debt, PLUS (iii) Subordinated Debt.

          TAXES is defined in Section 2.13(a).

          TERM ADVANCE is defined in Section 2.1(c).

          TERM OUT OPTION is defined in Section 2.1(c).

          TOTAL FUNDED DEBT means, at the relevant calculation date, the aggregate amount of all Debt of Borrower and its consolidated Subsidiaries relating to (i) the borrowing of money or obligations under letters of credit or
(ii) in respect of Capital Leases outstanding during such period.

          UCC means the California Uniform Commercial Code, as in effect from time to time, including giving effect to revisions thereto that are effective as of July 1, 2001.

          UNFUNDED PENSION LIABILITY means, with respect to any Pension Plan that is subject to Title IV of ERISA, the excess of the present value of all accrued benefits, as defined in Section 3(23) of ERISA, over the fair market value of such Pension Plan's assets (but excluding any accrued but unpaid contributions), all determined as of the then most recent value date for such Pension Plan, using actuarial assumptions used by such Pension Plan for determining its funding status under Section 412 of the IRC.

          UNITED STATES and U.S. mean the United States of America.

          WELFARE PLAN means any Plan which is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA.

      SECTION 1.2 ACCOUNTING TERMS. All accounting terms not expressly defined herein shall be construed, except where the context otherwise requires, and all financial computations required under this Agreement shall be made, in accordance with GAAP applied on a consistent basis. If GAAP changes during the term of this Agreement so as to affect the calculation of any term defined herein, Borrower and the Lender Group agree to negotiate in good faith toward an amendment of this Agreement which shall approximate, to the extent possible, the economic effect of the original provisions hereof after taking into account such change in GAAP, but until the parties are able to agree upon such amendment (a) Borrower shall be deemed in compliance with the provisions hereof only if and to the extent it would have been in compliance if such change in GAAP had not occurred, and (b) Borrower shall deliver to the Agent, with each financial report delivered by Borrower hereunder, information sufficient to confirm such compliance as if such change in GAAP had not occurred.

      SECTION 1.3 OTHER DEFINITIONAL PROVISIONS.

          (a) Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or in any certificate or other document made or delivered pursuant hereto.

          (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term "including" is not limiting and means "including without limitation."

          (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (d) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

          (e) References to statutes, acts or codes shall include all regulations promulgated thereunder, and references to statutes, acts, codes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

          (f) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          (g) Unless the context otherwise requires, all terms used in this Agreement that are not specifically defined in this Agreement and that are defined in the UCC shall have the meanings assigned to such terms in the UCC.

                                   ARTICLE II
                         AMOUNTS AND TERMS OF BORROWINGS

      SECTION 2.1 CREDIT EXTENSIONS.

          (a) REVOLVING FACILITY. Subject to the terms and conditions herein, each Lender agrees (severally, not jointly nor jointly and severally) to make Advances to Borrower, from time to time on any Business Day from the Closing Date and prior to the Revolving Maturity Date, in an aggregate principal amount outstanding at any time not to exceed the Revolving Facility Amount, as such Revolving Facility Amount may be reduced from time to time in accordance with the provisions of this Agreement. Subject to the terms and conditions hereof and within the foregoing limits, Borrower may borrow, repay and reborrow Revolving Advances.

          (b) USE OF PROCEEDS. The Revolving Advances shall be used by Borrower to provide for its working capital and for acquisition financing.

          (c) TERM OUT OPTION.

              (i) At Borrower's option, upon two (2) Business Days written notice to Agent prior to the Revolving Maturity Date (the "Term Out Option"), any Revolving Advances outstanding on the Revolving Maturity Date may be converted as of the Revolving Maturity Date into a single advance (the "Term Advance"); provided that, (i) no Event of Default then exists and (ii) the amount of Revolving Advances that may be converted to the Term Advance shall not exceed $40,000,000.

              (ii) The Term Advance shall be payable in forty-eight (48) equal monthly installments of principal, plus all accrued interest, beginning on the last calendar day of the month immediately following the Revolving Maturity Date, and continuing on the same day of each month thereafter through the Maturity Date, at which time all amounts due under this Section 2.1(c) and any other amounts due under this Agreement shall be immediately due and payable. The Term Advance, once repaid, may not be reborrowed. Borrower may prepay the Term Advance without penalty or premium.

      SECTION 2.2 BORROWING PROCEDURES AND SETTLEMENT.

          (a) BORROWINGS. Each Base Rate Advance shall be in a minimum amount of $250,000 or an integral multiple of $50,000 in excess thereof. Each Eurodollar Rate Advance shall be in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof.

          (b) NOTICE OF BORROWING. To request an Advance, Borrower shall deliver a Notice of Borrowing to the Agent not later than 9:00 a.m. (Pacific time) (i) two (2) Business Days prior to the date of the requested Advance in the case of a Eurodollar Rate Advance, and (ii) the same Business Day as the date of the requested Advance in the case of a Base Rate Advance. The Notice of Borrowing shall specify (A) the date of the requested Advance, which shall be a Business Day; (B) the amount of such Advance; (C) whether such Advance will consist of a Base Rate Advance or a Eurodollar Rate Advance; and (D) in the case of a Eurodollar Rate Advance, the initial Interest Period for such Eurodollar Rate Advance.

          (c) TELEPHONIC NOTICE. In lieu of delivering a Notice of Borrowing, Borrower may give the Agent telephonic notice of any proposed Advance by the time required under Section 2.2(b) and in such event shall promptly (but in no event later than 5:00 p.m. (Pacific time) on the date of the requested Advance) deliver a confirmatory written Notice of Borrowing to the Agent. If the telephonic request differs in any respect from the written Notice of Borrowing subsequently delivered, then the Agent shall notify Borrower of such discrepancy and in such case the telephonic request shall govern as to the terms of the Advance made in accordance with such telephonic request. The Agent's determination of the contents of any telephonic request shall, absent manifest error, be conclusive and binding on all parties hereto.

          (d) NOTICE OF BORROWING IRREVOCABLE. Each Notice of Borrowing and telephonic request shall be irrevocable and binding on Borrower.

          (e) FUNDING OF ADVANCES.

              (i) Promptly after receipt of a Notice of Borrowing or a telephonic notice pursuant to Section 2.2(b) or (c), respectively, Agent shall notify the Lenders (i) with respect to a Base Rate Advance, as soon as practicable and (ii) with respect to a Eurodollar Rate Advance, not later than 1:00 p.m. (Pacific time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 11:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Article III hereof, Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to an account designated by Borrower; provided, however, that, Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Revolving Facility Availability on such Funding Date.

              (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Revolving Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Advances composing such Borrowing. The failure of any Lender to make any

Revolving Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make a Revolving Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Advance to be made by such other Lender on any Funding Date.

              (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non- Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Potential Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender had made Advances to Borrower. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Revolving Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever; provided further, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrower's rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

          (f) SETTLEMENT. It is agreed that each Lender's funded portion of the Revolving Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Revolving Advances. Such agreement notwithstanding, Agent and the Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances shall take place on a periodic basis in accordance with the following provisions:

              (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis (or on a more frequent basis if so determined by Agent) or upon termination of the Loan Agreement, by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein: (y) if a Lender's balance of the Advances exceeds such Lender's Pro Rata Share of the Advances as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances and (z) if a Lender's balance of the Advances is less than such Lender's Pro Rata Share of the Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the account designated by Agent, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

              (ii) In determining whether a Lender's balance of the Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

              (iii) During the period between Settlement Dates, each Lender shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Agent or the Lenders, as applicable.

          (g) NOTATION. Agent shall record on its books the principal amount of the Advances owing to each Lender and the interests therein of each Lender, from time to time (the "Loan Account "). In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein.

          (h) LENDERS' FAILURE TO PERFORM. All Advances shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

      SECTION 2.3 EVIDENCE OF DEBT.

          (a) PROMISE TO REPAY. Borrower hereby agrees to pay when due the principal amount of each Revolving Advance and/or Term Advance, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement.

          (b) LOAN ACCOUNT. The Agent shall maintain in accordance with its usual practice an account or accounts evidencing the Debt of Borrower to the Lenders resulting from each Revolving Advance and/or Term Advance owing by Borrower to the Lenders from time to time, including the amount of principal and interest payable and paid to each Lender from time to time hereunder. The entries made in each such loan account or accounts shall be conclusive and binding for all purposes, absent manifest error.

      SECTION 2.4 FEES

          (a) CLOSING FEE. On the Closing Date, Borrower shall pay to the Agent a one time non-refundable fee of $62,500, to be distributed pro rata to the Lenders.

          (b) COMMITMENT FEES. On the first day of each January, April, July and October, commencing January 1, 2002, and continuing thereafter until the Revolving Maturity Date, Borrower shall pay a commitment fee to the Agent, to be distributed pro rata to the Lenders, at a rate equal to 0.15% per annum, computed in arrears and based on the average daily Revolving Facility Availability.

      SECTION 2.5 REPAYMENT. Borrower agrees to repay the Advances as follows:

          (a) REVOLVING FACILITY. The Revolving Advances and all outstanding amounts under this Agreement shall be due and payable in full on the Revolving Facility Maturity Date, unless Borrower exercises the Term Out Option pursuant to Section 2.1(c).

          (b) TERM ADVANCE. In the event Borrower exercises the Term Out Option pursuant to Section 2.1(c), the Term Advance and all outstanding amounts under this Agreement shall be due and payable in accordance with Section 2.1(c).

          (c) VOLUNTARY PREPAYMENTS. Borrower may from time to time prepay, without premium or penalty, the outstanding principal amount of the Revolving Advances or the Term Advance (as the case may be) as Borrower may elect, in whole or in part, so long as (i) Borrower gives one (1) Business Day prior written notice to Agent no later than 11:00 a.m. (Pacific time) stating (A) the proposed date of the prepayment; (B) the principal amount of the prepayment; and
(C) whether such prepayment shall be applied to repay Base Rate Advances or Eurodollar Rate Advances; and (ii) each partial prepayment is made in a principal amount of not less than $250,000 or integral multiples of $50,000 in excess thereof; (iii) if any Eurodollar Rate Advance is paid prior to the last day of the Interest Period for such Advance, all unpaid interest accrued to the date of prepayment on the principal amount prepaid and all Breakage Costs incurred as a result of the prepayment are also paid; (iv) all unpaid interest and fees under the Revolving Facility or the Term Advance, as the case may be, accrued to the date of prepayment is paid concurrently with any prepayment in full. Notice of prepayment, once given, shall be irrevocable, and the amount of the prepayment specified in the notice shall accordingly be due and payable on the prepayment date specified therein. Principal that is prepaid under the Revolving Facility may be re-borrowed on the terms and conditions set forth herein, but principal that is prepaid in connection with the Term Advance may not be re-borrowed. All prepayments of the Term Advance shall be credited to future scheduled repayment installments in the inverse order of maturity.

          (d) OPTIONAL REDUCTION OR TERMINATION OF REVOLVING FACILITY. Borrower may permanently reduce the Revolving Facility Amount, in whole or in part, upon at least five (5) Business Days prior written notice to the Agent; provided, however, that (i) each partial reduction of the Revolving Facility Amount shall be in a minimum amount of $1,000,000 or integral multiples of $100,000 in excess thereof; (ii) each reduction or termination shall be accompanied by the payment of the commitment fee, if any, accrued on the Revolving Facility Amount so reduced through the date of such reduction or termination; (iii) Borrower shall prepay the amount, if any, by which the aggregate principal amount of Revolving Advances then outstanding exceeds the Revolving Facility Amount as so reduced, together with interest thereon to the date of prepayment, and (iv) if the termination or reduction of the Revolving Facility Amount requires the prepayment of Eurodollar Rate Advances, then the termination or reduction may be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Advance.

          (e) EXCESS EXPOSURE. If, at any time for any reason, the aggregate principal amount of outstanding Revolving Advances exceeds the Revolving Facility Amount in effect at such time, then Borrower shall immediately, without notice or demand, repay to Agent for the account of the Lenders, in cash, the amount equal to such excess.

      SECTION 2.6 INTEREST. Borrower agrees to pay interest on the unpaid principal amount of each Advance made by the Lenders from the date of such Advance until such principal amount shall be repaid in full, at the following rates per annum:

          (a) BASE RATE ADVANCES. Whenever such Advance is a Base Rate Advance, a rate per annum equal on each day to the Base Rate as in effect on such day plus the Applicable Margin attributable to Base Rate Advances, with all such interest payable (i) on the last day of each January, April, July and October, starting January 1, 2002 and on the Revolving Facility Maturity Date and (ii) with respect to the Term Facility, as set forth below in Section 2.6(c).

          (b) EURODOLLAR RATE ADVANCES. Whenever an Advance is a Eurodollar Rate Advance under the Revolving Facility, a rate per annum equal on each day during the Interest Period for such Eurodollar Rate Advance to the sum of the Eurodollar Rate for such Interest Period determined for such day plus the Applicable Margin attributable to Eurodollar Rate Advances, payable on the last day of such Interest Period and if the Interest Period is for a period of more than three months, on the date falling ninety (90) days after the beginning of such Interest Period.

          (c) TERM ADVANCE. With respect to the Term Advance, a rate per annum equal to the Base Rate or Eurodollar Rate as in effect on such day plus the Applicable Margin with all such interest payable on the last day of each month, starting the month in which the Term Advance is funded, and on such other date that the Term Advance is repaid, or required to be repaid, in full.

          (d) DEFAULT INTEREST. Upon written notice from the Agent to Borrower, from and after the occurrence of an Event of Default, all amounts outstanding to Borrower under this Agreement, to the extent permitted by law, will bear interest equal to the greater of (i) the rate applicable to Base Rate Advances PLUS two percent (2%) per annum, or (ii) the rate otherwise payable on such amount (without giving effect to this provision) PLUS two percent (2%) per annum.

      SECTION 2.7 INTEREST RATE DETERMINATION AND PROTECTION.

          (a) DETERMINATION OF EURODOLLAR RATE. The Eurodollar Rate for each Interest Period applicable to a Eurodollar Rate Advance shall be determined by the Agent at or before 11:00 a.m. (Pacific time) two (2) Business Days before the first day of such Interest Period.

          (b) NOTICE OF EURODOLLAR RATE. The Agent shall give prompt notice to Borrower and the Lenders of the Eurodollar Rate for any Interest Period when determined by the Agent.

          (c) ALTERNATIVE INTEREST RATE. If, with respect to any Eurodollar
Rate Advance, the Agent determines that by reason of any change in applicable law or regulation or regulatory requirement, or in the interpretation or application thereof, or compliance by the Lenders with any request (whether or not having the force of law) of any banking authority, or of any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls, the Agent determines that (i) adequate and reasonable means do not exist for ascertaining a Eurodollar Rate, for any requested Interest Period, (ii) the rate at which deposits in any Eurodollar Rate do not accurately reflect the cost to the Lenders of making or maintaining such Eurodollar Rate Advance for any Interest Period, or (iii) Dollar deposits are not available to the Lenders in an amount substantially equal to such Eurodollar Rate Advance and for a period equal to such Interest Period, then the Agent shall forthwith so notify the Borrower and thereupon (A) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance, and (B) the obligation of the Lenders to make or continue, or to convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension no longer exist.

          (d) MINIMUM AMOUNTS. No Advance of less than $1,000,000 may be made or continued as, or converted into, Eurodollar Rate Advances. If at any time the outstanding principal amount of any Eurodollar Rate Advance is reduced to less than $1,000,000, then such Advance shall automatically and immediately convert into a Base Rate Advance, and Borrower shall promptly reimburse Agent (for the ratable benefit of the Lenders) for any Breakage Costs.

          (e) AGENT'S DETERMINATION CONCLUSIVE. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

      SECTION 2.8 VOLUNTARY CONVERSION OF ADVANCES.

          (a) NOTICE OF CONTINUANCE/CONVERSION. With respect to the Revolving Facility, and subject to the provisions of Section 2.7 and Section 2.11, Borrower may on any Business Day, by giving the Agent a Notice of Continuance/Conversion not later than 11:00 a.m. (Pacific time) two (2) Business Days before the day of the proposed continuance or conversion, (i) convert Base Rate Advances into Eurodollar Advances; or (ii) convert Eurodollar Rate Advances into Base Rate Advances; or (iii) continue Eurodollar Rate Advances as Eurodollar Rate Advances, but (A) Borrower may convert a Eurodollar Rate Advance only on the last day of an Interest Period; (B) Borrower may continue a Eurodollar Rate Advance as a Eurodollar Rate Advance only as of the last day of an Interest Period for such Eurodollar Rate Advance; (C) no Advance may be converted into or continued as a Eurodollar Rate Advance at any time when an Event of Default has occurred and is continuing; and (D) when a Potential Default has occurred and is continuing, Advances may be converted into or continued as a Eurodollar Rate Advance only up to one (1) month.

          (b) TELEPHONIC NOTICE. In lieu of delivering a Notice of Continuance/Conversion, Borrower may give the Agent telephonic notice of any proposed conversion or continuance by the time required under Section 2.8(a) and in such event shall promptly (but in no event later than 5:00 p.m. (Pacific time) on the Business Day prior to the date of the requested conversion or continuance) deliver a confirmatory written Notice of Continuance/Conversion to the Agent. If the telephonic request differs in any respect from the written Notice of Continuance/Conversion subsequently furnished, then the Agent shall notify Borrower of such discrepancy and in such case the telephonic request shall govern as to the terms of such Notice of Continuation/Conversion. The Agent's determination of the contents of any telephonic request shall, absent manifest error, be conclusive and binding on all parties hereto.

          (c) REQUIREMENTS. Each Notice of Continuance/Conversion or telephonic request shall specify, among other things, (i) the date of the requested continuance or conversion; (ii) whether such Revolving Advance is a continuance or conversion of an outstanding Revolving Advance; (iii) the principal amount of the Advance to be converted or continued; and (iv) in the case of a Revolving Advance which is converted into or continued as a Eurodollar Rate Advance, the duration of the Interest Period for such Advance.

          (d) BASE RATE ADVANCES. Unless a Eurodollar Rate, as appropriate, has been determined for a particular Revolving Advance and applies to such Revolving Advance on a particular day in accordance with the provisions hereof, such Revolving Advance shall be a Base Rate Advance and shall accrue interest at the rate then applicable to Base Rate Advances.

      SECTION 2.9 FUNDING LOSSES. If (a) any Eurodollar Rate Advance is repaid or converted into a Base Rate Advance on any day other than the last day of the relevant Interest Period (whether as a result of any optional prepayment, mandatory prepayment, payment upon acceleration, mandatory conversion or otherwise), (b) Borrower fails to borrow, continue or convert any Eurodollar Rate Advance in accordance with a Notice of Borrowing, a Notice of Continuance/Conversion or a telephonic request delivered to the Agent whether as a result of the failure to satisfy any applicable conditions or otherwise); or (c) Borrower fails to make any prepayment of a Eurodollar Rate Advance in accordance with any notice of prepayment delivered to the Agent, then Borrower shall, upon demand by the Agent, reimburse the Agent (for the ratable benefit of the Lenders) for all reasonable costs and losses incurred by the Lenders as a result of such repayment, prepayment or failure ("Breakage Costs"), including reasonable costs and losses incurred by the Lenders as a result of funding arrangements or contracts entered into by the Lenders to fund Eurodollar Rate Advances. Breakage Costs shall be payable only if demanded within ninety
(90) days after the end of the applicable Interest Period and shall be due within thirty (30) days after demand. Demand shall be made by delivery to Borrower of a certificate of the Agent, setting forth in reasonable detail the calculation of the Breakage Costs for which demand is made, and such certificate shall, in the absence of manifest error, be conclusive and binding on Borrower. The calculation of any amounts payable to the Lenders shall be made as though the Lenders shall have actually funded or committed to fund the relevant Eurodollar Rate Advance through the purchase of an underlying deposit in an amount equal to such Eurodollar Rate Advance, and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund any Eurodollar Rate Advance in any manner it deems fit, and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph.

      SECTION 2.10 INCREASED COSTS.

          (a) INCREASE IN COST. If, due to either (i) the introduction of, any change in or in the interpretation of, any law or regulation after the Closing Date, or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made after the Closing Date, there shall be any increase in the cost to the Lenders of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then Borrower shall from time to time pay to the Agent (for the ratable benefit of the Lenders) additional amounts sufficient to compensate the Lenders for such increased cost. Such costs shall be payable only if demanded within six (6) months after they were incurred and shall be due within thirty (30) days after demand. Demand shall be made by delivery to Borrower of a certificate of the Agent, setting forth in reasonable detail the calculation of the costs for which demand is made. Such certificate shall, in the absence of manifest error, be conclusive and binding on Borrower.

          (b) INCREASE IN CAPITAL REQUIREMENTS. If the Agent determines that compliance with any change in law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case after the Closing Date, affects or would affect the amount of capital required or expected by any central bank or other Governmental Authority to be maintained by any Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of the Lenders' commitment to lend or funding hereunder and under other similar commitments to lend or funding, then, upon demand by Agent, Borrower shall, within thirty (30) days after demand from time to time by Agent, pay to the Agent (for the ratable benefit of the Lenders) additional amounts sufficient to compensate the Lenders in the light of such circumstances, to the extent that the Agent determines in good faith that such increase in capital is allocable to the existence of the Lenders' commitment to lend or funding hereunder. No such compensation may be demanded as to increased capital maintained by any Lender more than six (6) months before compensation was first demanded by the Agent under this Section 2.10(b). Demand for such compensation shall be made by delivery to Borrower of a certificate of the Agent setting forth the amount demanded. Such certificate shall, in the absence of manifest error, be conclusive and binding on Borrower.

      SECTION 2.11 ILLEGALITY. Notwithstanding any other provision of this Agreement, if the Agent shall notify the Borrower that the introduction of, any change in or in the interpretation of, any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Lenders to perform their obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, then (i) the obligation of the Lenders to make or continue, or to convert Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify Borrower that the circumstances causing such suspension no longer exist, and
(ii) Borrower shall forthwith either (A) prepay in full all Eurodollar Rate Advances of the Lenders then outstanding, together with interest accrued thereon and Breakage Costs related thereto, or (B) convert all Eurodollar Rate Advances of the Lenders then outstanding into Base Rate Advances at the end of each Interest Period then in effect (or immediately if so required by the law, regulation or interpretation) and pay all interest accrued thereon to the date of conversion and all Breakage Costs related thereto.

      SECTION 2.12 PAYMENTS AND COMPUTATIONS.

          (a) PAYMENTS BY BORROWER.

              (i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 2:00 p.m. (California time) on the date specified herein. Any payment received by Agent later than 2:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

              (ii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

          (b) APPORTIONMENT AND APPLICATION OF PAYMENTS.

              (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and all such payments (other than payments received while no Potential Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Collateral received by Agent, shall be applied as follows:

              (1) first, to pay any Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

              (2) second, to pay any Lender Group Expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

              (3) third, to pay any fees then due to Agent (for its separate account, after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents until paid in full,

              (4) fourth, to pay any fees then due to any or all of the Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

              (5) fifth, ratably to pay interest due in respect of the Advances until paid in full,

              (6) sixth, to pay the principal of all Advances until paid in full,

              (7) seventh, to pay any other Obligations until paid in full, and

              (8) eighth, to Borrower or such other Person entitled thereto under applicable law.

              (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.2(f).

              (iii) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Bankruptcy, Insolvency, or Liquidation Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Bankruptcy, Insolvency, or Liquidation Proceeding.

          (c) CONFLICTS. In the event of a direct conflict between the priority provisions of this Section 2.12 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.12 shall control and govern. Borrower shall make each payment due hereunder to the Agent at the Agent's Account not later than 2:00 p.m. (Pacific time) on the day payment is due, in Dollars in same day funds.

          (d) COMPUTATIONS. Except as otherwise specified in Section 2.12(a), all computations of interest and fees accruing at a per annum rate shall be made on the basis of the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable and a year of three hundred sixty (360) days.

          (e) PAYMENT ON BUSINESS DAY. Whenever any payment hereunder is due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees.

      SECTION 2.13 TAXES.

          (a) NET PAYMENTS. All payments made by Borrower hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below) or Other Taxes (as defined in Section 2.13(b)). Any and all payments by Borrower hereunder shall be made free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges duties, fees, assessments or withholdings, and all liabilities with respect thereto (excluding, in the case of the Lenders, taxes imposed on their net income, franchise taxes and taxes imposed in lieu thereof) imposed on such payments, by any jurisdiction or by any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively, "Taxes"). If Borrower is required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or pay Other Taxes, then (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13), the Lenders receive an amount equal to the sum they would have received if no such deductions had been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) PAYMENT OF OTHER TAXES. In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

          (c) INDEMNIFICATION. Borrower will indemnify the Agent and the Lenders for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by the Agent or the Lenders, respectively, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. However, Borrower shall not be required to indemnify Agent or a Lender for interest and penalties to the extent any such interest and penalties arise from (i) Agent's or Lender's failure to pay Taxes or Other Taxes to the relevant taxing authority within ten (10) days from receiving a corresponding indemnity amount from Borrower or (ii) Agent's or Lender's failure to notify Borrower within a reasonable period of time after receiving final notification from a taxing authority that Taxes or Other Taxes are due; provided, however, that notification of Borrower within twenty (20) days of receipt of such final notification shall be deemed reasonable. Payment under this indemnity shall be due within thirty (30) days after written demand from Agent.

          (d) EVIDENCE OF PAYMENTS. Within thirty (30) days after the date of any payment of Taxes, Borrower will furnish to the Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof (or, if such receipt is not available, any other evidence of payment thereof reasonably satisfactory to this Agent).

          (e) CERTIFICATION. Each Lender that is not a United States person for United States federal income tax purposes ("Foreign Lender") shall deliver to Borrower and the Agent on or before the date on which it becomes a party to this Agreement either:

              (i) Two duly completed and signed copies of either Internal Revenue Service Form W-8BEN (claiming a complete exemption from U.S. withholding tax under an applicable treaty) or its successor form or Form W-8ECI (claiming a complete exemption from U.S. withholding tax as effectively connected income) or its successor form and related applicable forms as the case may be; or

              (ii) If such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and can not comply with the requirements of clause (i) hereof, (x) a statement to the effect that such Foreign Lender is eligible for a complete exemption from withholding of U.S. taxes under Section 871(h) or 881(c) of the Code, and (y) two duly completed and signed copies of Internal Revenue Service Form W-8BEN or successor and related applicable form.

Further, each Foreign Lender shall deliver a new form on or before the date that any previously delivered form expires or becomes obsolete, and such additional forms as shall be reasonably requested by the Borrower or Agent from time to time.

          (f) FAILURE TO PROVIDE CERTIFICATION. Notwithstanding anything to the contrary, Borrower shall not be required to pay any Taxes or Other Taxes pursuant to this Section 2.13 in respect of U.S. federal income taxes if the obligation to withhold with respect to such Taxes or Other Taxes results from, or would not have occurred but for, the failure of any Foreign Lender to deliver the forms described in the preceding Section 2.13(e) in the manner and at the times specified therein; provided, however , that Borrower shall be required to pay any Taxes or Other Taxes resulting solely from a change in law (or interpretation thereof) that becomes effective after the date hereof.

          (g) MITIGATION. If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.13, then such Lender will, at the request of the Borrower, change the jurisdiction of its applicable lending office if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is, in such Lender's reasonable discretion, determined not to be materially disadvantageous or cause unreasonable hardship to such Lender, provided that fees, charges, costs or expenses that are related to such change shall be borne by Borrower on behalf of a Lender.

          (h) REIMBURSEMENT. If any taxing authority asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender, such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

      SECTION 2.14 COLLATERAL AND GUARANTIES. Payment and performance of all Obligations of Borrower or any of its Subsidiaries under this Agreement and all other Loan Documents shall be secured in accordance with the Collateral Documents. Payment and performance of all Obligations of Borrower under this Agreement and all other Loan Documents shall be unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty.

                                   ARTICLE III
                              CONDITIONS OF LENDING

      SECTION 3.1 CONDITIONS PRECEDENT ON THE CLOSING DATE. This Agreement shall become effective and binding upon the parties hereto only if each of the following conditions precedent is satisfied or waived by the Agent no later than April 16, 2002 (except as otherwise indicated):

          (a) LOAN DOCUMENTS. The Agent must have received:

              (i) this Agreement, including all exhibits and schedules hereto, duly executed by Borrower and each Lender;

              (ii) the Subsidiary Guaranty, duly executed by each Subsidiary Guarantor;

              (iii) the Pledge Agreement, duly executed by Borrower, together with certificates representing the Pledged Shares (as defined in the Pledge Agreement) of O.S.I. Puerto Rico, SunSoft, Ocular Sciences Canada, and PLMT referred to in Schedule A to such Pledge Agreement, accompanied by undated stock powers executed in blank.

          (b) CORPORATE DOCUMENTS. The Agent must have received:

              (i) copies of the articles or certificate of incorporation and by-laws or other governing documents of each Loan Party as in effect on the Closing Date, certified as of a date not more than thirty (30) days before the Closing Date by the Secretary of State of the state in which such Loan Party is incorporated or formed or the Secretary or an Assistant Secretary of such Loan Party, as applicable;

              (ii) copies of resolutions of the board of directors of each Loan Party approving the transactions contemplated hereby and authorizing the execution, delivery and performance of each Loan Document to which it is a party, certified as of the Closing Date by a Secretary or an Assistant Secretary of such Loan Party;

              (iii) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is a party and, in the case of Borrower, to request an extension of credit hereunder; and

              (iv) a good standing certificate for each Loan Party, issued as of a date not more than thirty (30) days before the Closing Date by the Secretary of State of (A) the state in which such Loan Party is incorporated or formed, and (B) each state in which it owns material assets and conducts material operations.

          (c) GOVERNMENTAL CONSENTS. Each Loan Party must have obtained all consents, approvals and authorizations required from any Governmental Authority in connection with the execution, delivery and performance of its obligations under the Loan Documents.

          (d) NO INJUNCTION. No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall enjoin, prohibit or restrain, and no litigation shall be pending or threatened which, in the reasonable judgment of the Agent, would enjoin, prohibit or restrain (i) the making of the Advances, or (ii) the consummation of the transactions contemplated by the Loan Documents.

          (e) OTHER DELIVERIES. The Agent must have received:

              (i) a copy of Borrower's audited financial statement for the Fiscal Year ended December 31, 2000;

              (ii) a certificate dated as of the Closing Date and signed by an Authorized Officer, certifying on behalf of Borrower that, as of the Closing Date, (A) the representations and warranties contained in Article IV of this Agreement and Article III of the Pledge Agreement are true and correct on and as of the Closing Date, as though made on and as of such date, (B) no Event of Default or Potential Default has occurred and is continuing, (C) since September 30, 2001, there has been no Material Adverse Change, and (D) each of the other applicable conditions precedent set forth in this Article III has been satisfied;

              (iii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement or any other Loan Document; and

              (iv) such other certificates, agreements, documents or instruments as the Agent may reasonably request in writing.

          (f) LEGAL OPINIONS. The Agent must have received an opinion of (i) Latham & Watkins LLP, outside counsel for Borrower, (ii) Bird Bird & Hestres, outside counsel in Puerto Rico for O.S.I. Puerto Rico, (iii) outside counsel for SunSoft (which opinion shall be received within thirty (30) days of the Closing
Date), and (iv) George, Walton, Payne & Co., outside counsel in Barbados for PLMT, in form and substance satisfactory to Agent, and as to such other matters as the Lender may reasonably request.

          (g) PAYMENT OF EXISTING DEBT. The Agent must have received evidence that all Debt of Borrower and its Subsidiaries (other than Debt permitted by Section 5.3(d)) has been repaid in full, or will be paid in full from the proceeds of the initial Advances, and that all related financing commitments have been terminated.

          (h) PAYMENT OF FEES AND EXPENSES. All fees and expense reimbursements due to the Lender Group under this Agreement must have been paid.

          (i) NO MATERIAL ADVERSE CHANGE. Since September 30, 2001, there must not have been any Material Adverse Change.

      SECTION 3.2 CONDITIONS PRECEDENT TO EACH EXTENSION OF CREDIT. The Lenders shall not be obligated to make any Revolving Advance or the Term Advance on the date requested (including the Closing Date), unless each of the following conditions precedent is then satisfied or waived:

          (a) NOTICE. Borrower shall have delivered a fully completed Notice of Borrowing.

          (b) CERTIFICATION. Each of the following statements shall be true and correct, and the Agent shall have received a certificate dated such date and signed by an Authorized Officer, certifying on behalf of Borrower that:

              (i) the representations and warranties contained in Article IV of this Agreement and Article III of the Pledge Agreement are true and correct in all material respects on and as of such date, both before and after giving effect to the extension of credit to be made hereunder on such date and the application of the proceeds therefrom, as though made on and as of such date (other than the representations and warranties, if any, which specifically are stated herein as being made as of a particular date);

              (ii) no event has occurred and is continuing, or would result from such extension of credit or from the application of the proceeds therefrom, which constitutes an Event of Default or a Potential Default;

              (iii) since September 30, 2001, there has been no Material Adverse Change; and

              (iv) all Loan Documents are in full force and effect.

The delivery of a Notice of Borrowing and the acceptance by Borrower of the proceeds of an Advance shall constitute a representation and warranty by Borrower that, on the date of such credit extension, the foregoing statements are true.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF THE BORROWER. In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

          (a) ORGANIZATION. Each Loan Party is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is duly qualified to do business and in good standing in each jurisdiction where its material assets are located or its material operations are conducted, except where the failure to be so qualified could not reasonably be expected to cause a Material Adverse Change.

          (b) POWER AND AUTHORITY. Each Loan Party has the corporate or partnership power (i) to carry on its business as now being conducted and as proposed to be conducted by it, (ii) to execute, deliver and perform each Loan Document to which it is a party, and (iii) to take all action necessary to consummate the transactions contemplated under each Loan Document to which it is a party.

          (c) DUE AUTHORIZATION. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party have been duly authorized by all necessary action of its board of directors (or, in case of a Loan Party that is not a corporation, its governing authority), and neither contravene its certificate or articles of incorporation or by-laws (or, in case of a Loan Party that is not a corporation, its governing agreements) nor result in or require the creation of any Lien (other than pursuant to the Collateral Documents) upon any of its property or assets.

          (d) SUBSIDIARIES AND OWNERSHIP OF CAPITAL STOCK. Set forth on
Schedule 4.1(d), as such Schedule may be amended pursuant to Section 5.2(e), is a complete list of all direct and indirect Subsidiaries of Borrower. Such Schedule also sets forth the number of issued and authorized shares of each class of capital stock of and other equity, ownership or profit interests in such Subsidiary and the identity of the holders of all such shares. Except as set forth in such Schedule, no capital stock of or other equity, ownership or profit interests in any such Subsidiary is subject to issuance or sale under any warrant, option or purchase right, conversion or exchange right, call, commitment or claim of any right, title or interest therein or thereto. Other than the shares evidencing the capital stock of Ocular Sciences Hungary Ltd., all such shares, capital stock or other equity, ownership or profit interests are certificated securities evidenced and represented by certificates issued in bearer or registered form. The outstanding capital stock of each such Subsidiary is duly authorized, validly issued, fully paid and nonassessable and is not "margin stock," as that term is defined in Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

          (e) GOVERNMENTAL APPROVAL. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by each of the Loan Parties of any Loan Document to which it is or will be a party, except for (i) those set forth on Schedule 4.1(e), and (ii) filings and other actions required in connection with the exercise by the Lender Group of its remedies in respect of the Pledged Shares (as such term is defined in the Pledge Agreement).

          (f) BINDING AND ENFORCEABLE. This Agreement and each other Loan Document to which any Loan Party will be a party is or when delivered will be legal, valid and binding obligations of the Loan Parties enforceable against the Loan Parties in accordance with their respective terms, subject to laws generally affecting the enforcement of creditors' rights.

          (g) FINANCIAL INFORMATION. The consolidated balance sheets of Borrower and its Subsidiaries as at December 31, 1999 and December 31, 2000 and the related income and cash flow statements for the periods then ended, each other financial statement of Borrower and its Subsidiaries delivered to the Agent on or prior to the Closing Date (excluding any forecasts or financial projections which may have been delivered to the Agent), and each financial statement delivered to the Agent pursuant to Section 5.2(c), as and when delivered to the Agent, fairly present the financial condition of Borrower and its Subsidiaries as at the date thereof and the results of their operations for the period then ended, all in accordance with GAAP consistently applied but subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnotes.

          (h) MATERIAL ADVERSE CHANGE. Since September 30, 2001, there has been no Material Adverse Change.

          (i) COMPLIANCE. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party complies with all applicable laws. Each Loan Party is in compliance in all material respects with all material applicable laws, rules, regulations and orders.

          (j) LITIGATION. Set forth on Schedule 4.1(j) is a list, as of the Closing Date, of all pending or, to Borrower's knowledge, overtly threatened actions or proceedings against or directly affecting any Loan Party before any court, governmental agency or arbitrator, other than any action or proceeding that would not subject Borrower or any of its Subsidiaries to liability in excess of $1,000,000 individually or in the aggregate. Except as identified on
Schedule 4.1(j), there is no pending or, to Borrower's knowledge, overtly threatened action or proceeding against or directly affecting any Loan Party before any court, governmental agency or arbitrator which could reasonably be expected to result in a Material Adverse Change or which relates to or could reasonably be expected to affect the legality, validity or enforceability of any Loan Document.

          (k) NO CONFLICT. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party do not and will not
(i) to Borrower's best knowledge, conflict with, result in a breach of, or constitute (with or without notice or the lapse of time or both) a default under, any instrument, lease, indenture, agreement or other contractual obligation issued by any Loan Party or enforceable against any Loan Party or any of its property or assets if (A) such agreement is required to be filed with the Securities and Exchange Commission in accordance with the 1934 Act (or would be required to be so filed if Borrower is subject to the reporting requirements of the 1934 Act), (B) such Agreement is not readily replaceable without any material adverse effect on such Loan Party or its business, or (C) any such conflict, breach or default would have a material adverse effect on the business of such Loan Party, or (ii) require any approval of its stockholders or partners that has not been obtained.

          (l) NO DEFAULT. No event has occurred and is continuing which constitutes an Event of Default or a Potential Default.

          (m) PAYMENT OF TAXES. Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns required to be filed by it or has timely filed extensions relating thereto and has paid all taxes and assessments payable by it which have become due except (i) to the extent being contested in accordance with the provisions of Section 5.2(h), and
(ii) in the case of state and local tax returns and taxes, where the same would not reasonably be expected to result in aggregate liability to Borrower or any of its Subsidiaries in excess of $500,000.

          (n) MARGIN REGULATIONS. No proceeds of any Advance will be used for any purpose that requires the Lender Group to deliver or obtain any certification under, or to comply with any margin requirement or other provision of, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

          (o) CONDUCT OF BUSINESS. Borrower and its Subsidiaries are engaged in the lines of business described on Schedule 4.1(o) and activities substantially similar or reasonably incidental thereto.

          (p) ENVIRONMENTAL MATTERS. Except as set forth on Schedule 4.1(p), as it may from time to time be amended by Borrower, no Material Environmental Claim is pending or, to the knowledge of Borrower, overtly threatened against Borrower or any of its Subsidiaries or any of their past or present property or assets. Except as set forth on Schedule 4.1(p), and except in respect of matters that, in the aggregate, are not and cannot reasonably be expected to result in a Material Environmental Claim or a Material Adverse Change, the operations of Borrower and its Subsidiaries comply and, to the knowledge of Borrower, have complied in all material respects with all applicable Environmental Laws.

          (q) ERISA COMPLIANCE.

              (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the IRC and other applicable federal or state law.

              (ii) Each Pension Plan which is intended to be tax-qualified under
Section 401(a) of the IRC has been determined by the Internal Revenue Service to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and to the best knowledge of Borrower, nothing has occurred which would cause the loss of such qualification or tax-exempt status.

              (iii) Except as set forth on Schedule 4.1(q), (A) none of the Pension Plans which is subject to Title IV of ERISA has any material Unfunded Pension Liability as to which Borrower or any ERISA Affiliate is or may be liable; (B) neither Borrower nor any ERISA Affiliate has nor reasonably expects to incur any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such material liability) under Section 4201 or 4243 of ERISA with respect to any Multiemployer Plan; (C) no ERISA Event has occurred or, to the best knowledge of Borrower, is reasonably expected to occur, and (D) neither Borrower nor any ERISA Affiliate has maintained any Welfare Plan which provides, or requires Borrower or any ERISA Affiliate to provide, medical or other welfare benefits to any participant after the termination of such participant's employment with Borrower or such ERISA Affiliate (except to the extent required by the provisions of Part 6 of Title I, Subtitle B of ERISA or Section 4980B of the IRC).

              (iv) Each Welfare Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in compliance with provisions of
Part 6 of Title I of ERISA and Sections 162(k) and 4980B of the IRC at all times, except to the extent that such failure to comply would not in the aggregate, constitute or can reasonably be expected to result in a Material Adverse Change.

              (v) Borrower has not engaged, directly or indirectly, in a prohibited transaction (as defined in Section 4975 of the IRC or Section 406 of ERISA) for which no statutory or administrative exemption is applicable in connection with any Pension Plan, the consequences of which, in the aggregate, constitute or can reasonably be expected to result in a Material Adverse Change.

          (r) TITLE TO ASSETS; NO INFRINGEMENT. Borrower and each of its Subsidiaries have good and merchantable title to, or valid leasehold interest in, as of the date of each of its financial statements delivered hereunder, all of its material assets reflected therein and all assets and properties acquired since the date of such financial statements, free and clear of all Liens, except Liens permitted under Section 5.3(a), and, to the knowledge of Borrower, such assets do not infringe upon any patent, trademark, copyright or other legally protected interest of any other Person. Each Loan Party has complied with all material obligations under all leases of real property to which it is a party and under which it is in occupancy, and all such leases are in full force and effect and each Loan Party enjoys peaceful and undisturbed possession under all such leases.

          (s) UNDISCLOSED LIABILITIES. Except as set forth on Schedule 4.1(s), neither Borrower nor any of its Subsidiaries has any liabilities, contingent or otherwise, which are not reflected on the most recent financial statements delivered to the Agent pursuant to Section 5.2(c) and which could reasonably be expected to constitute a Material Adverse Change.

          (t) NO NEGATIVE PLEDGES. Neither Borrower nor any of its Subsidiaries are parties to or subject to any agreement, document or instrument which would restrict or prevent them from granting first priority Liens upon their assets to the Agent and the Lender Group, except the agreements, documents or instruments existing on the Closing Date pursuant to which Liens not prohibited by the terms of this Agreement have been created.

                                    ARTICLE V
                            COVENANTS OF THE BORROWER

      SECTION 5.1 FINANCIAL COVENANTS. So long as any Obligation remains unpaid or the Required Lenders are obligated to extend credit hereunder, unless the Required Lenders otherwise consent in writing:

          (a) TOTAL FUNDED DEBT TO EBITDA. As of each Fiscal Quarter End Date, Borrower shall not cause, permit or suffer a ratio of Total Funded Debt to EBITDA, calculated on a rolling four (4) Fiscal Quarter basis, to be greater than 2.00 to 1.00.

          (b) CASH FLOW COVERAGE RATIO. As of each Fiscal Quarter End Date, Borrower shall not cause, permit or suffer a Cash Flow Coverage Ratio, calculated on a rolling four (4) Fiscal Quarter basis, to be less than 2.00 to 1.00.

          (c) MINIMUM QUICK RATIO. Borrower shall not cause, permit or suffer the Quick Ratio as of each Fiscal Quarter End Date to be less than (i) 0.75 to
1.00 from the Closing Date through December 31, 2002, and (ii) 1.00:1.00 thereafter.

          (d) MINIMUM TANGIBLE EFFECTIVE NET WORTH. Borrower shall not cause, permit or suffer a Tangible Effective Net Worth as of each Fiscal Quarter End Date to be less than the sum of (i) $160,000,000, plus (ii) seventy percent (70%) of Consolidated Net Income for each Fiscal Quarter (on a cumulative basis but without taking into account any loss incurred during any Fiscal Quarter), commencing with the Fiscal Quarter ending on December 31, 2001, plus (iii) one hundred percent (100%) of the net cash proceeds from any Equity Issuance after the Closing Date.

          (e) MINIMUM ASSETS. Borrower shall not cause, permit or suffer the value of the assets of Borrower, O.S.I. Puerto Rico and SunSoft on a consolidated basis determined in accordance with GAAP (after excluding any intercompany receivables and any Investments in or between Subsidiaries), to be less than $75,000,000 at any time.

      SECTION 5.2 AFFIRMATIVE COVENANTS. So long as any Obligation remains unpaid or the Lenders are obligated to extend credit hereunder, unless the Agent otherwise consents in writing, Borrower shall, and shall cause each of its Subsidiaries (including Subsidiaries of Subsidiaries) to do all of the following:

          (a) COMPLIANCE WITH LAWS. Comply in all material respects with all applicable laws, rules, regulations and orders, the failure with which to comply could reasonably be expected to cause a Material Adverse Change.

          (b) INSPECTION OF PROPERTY AND BOOKS AND RECORDS. (i) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving its assets and business, as and to the extent required by GAAP, and (ii) permit Agent or its assigned agents to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at the expense of Borrower and at such reasonable times during normal business hours and as often as may be reasonably requested (but not more than twice per calendar year, unless an Event of Default or Potential Default shall have occurred and be continuing in which case such limitation shall not apply), upon at least three (3) Business Days' advance notice to Borrower, except that when an Event of Default or Potential Default exists, the Agent and any Lender may take any such action at any time during business hours and on same-day notice.

          (c) REPORTING REQUIREMENTS. Furnish to the Agent:

              (i) as soon as available and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and their consolidated and consolidating income and cash flow statements for such Fiscal Quarter and for the Fiscal Year to date, prepared by Borrower and certified by an Authorized Officer;

              (ii) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, the consolidated financial statements of Borrower and its Subsidiaries for such Fiscal Year, certified without any qualification by a firm of certified public accountants of nationally recognized standing, together with a company-prepared consolidating balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year and their consolidating income and cash flow statements for such Fiscal Year, certified by an Authorized Officer;

              (iii) as soon as possible and in any event within five (5) Business Days after becoming aware of any Event of Default or Potential Default, any pending or overtly threatened material litigation, any Material Environmental Claim, any ERISA Event or any Material Adverse Change, a statement of an Authorized Officer of Borrower setting forth details of such Event of Default or Potential Default, litigation, claim, event or change and the action which Borrower has taken and proposes to take with respect thereto;

              (iv) promptly after the filing thereof, copies of all reports and all registration statements filed by or on behalf of Borrower with the Securities and Exchange

Commission or any national securities exchange, excluding filings on Form S-8 (or any successor form) and any other filing solely in respect of stock option plans of Borrower;

              (v) as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter, a Compliance Certificate signed by an Authorized Officer of the Borrower in substantially the form of Exhibit C-1 and setting forth the information requested therein;

              (vi) as soon as possible and in any event within thirty (30) days after the end of each Fiscal Year, company-prepared financial forecasts and projections for the ensuing Fiscal Year in a form acceptable to the Agent; and

              (vii) such other information respecting the assets, liabilities, condition or operations, financial or otherwise, of Borrower or any of its Subsidiaries as the Agent from time to time may reasonably request.

          (d) PRESERVATION OF CORPORATE EXISTENCE, ETC. Subject to Section 5.3(h) and in the case of Borrower and its Subsidiaries, (i) preserve and maintain in full force and effect its corporate or partnership existence and good standing under the laws of the jurisdiction in which it was incorporated or organized and all rights, privileges, qualifications, permits, licenses and franchises material to the normal conduct of its business, (ii) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business organization, reputation and goodwill, and (iii) preserve or renew all of its patents, copyrights, trademarks and licenses therefor and other intellectual property, in each case where the non-preservation of which constitutes or could reasonably be expected to result in a Material Adverse Change; provided, however, that Borrower or any of its Subsidiaries may consummate any merger or consolidation permitted under Section 5.3(h), and provided, further, that Borrower or any of its Subsidiaries shall not be required to preserve or maintain any right, asset, goodwill, business or franchise if Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Borrower, such Subsidiary or the Lenders.

          (e) NEW SUBSIDIARIES. Promptly (but in any event within ten (10) Business Days) after the date on which either a new Subsidiary (direct or indirect) of Borrower is formed or acquired or an existing Subsidiary (direct or indirect) of Borrower becomes a Material Subsidiary:

              (i) notify the Agent of such event,

              (ii) amend Schedule 4.1(d) and deliver such amended Schedule to the Agent, and

              (iii) after the formation, acquisition or change of each Material Subsidiary which is a direct subsidiary of Borrower, (A) deliver to the Agent all stock certificates and other instruments added to the Collateral thereby (to the extent required by the Pledge Agreement), accompanied by an undated stock power or transfer document executed in blank (provided that in the case of a Foreign Subsidiary, stock certificates or other instruments representing only sixty-five percent (65%) of Borrower's equity interests therein need be delivered to the Agent); (B) amend Schedule A of the Pledge Agreement in light of such event and deliver such Schedule to the Agent; (C) cause each such Material Subsidiary (but excluding any Foreign Subsidiary) to execute and deliver a joinder to the Subsidiary Guaranty; and (D) deliver to the Agent in respect of each such Material Subsidiary of Borrower an opinion of counsel substantially in the form of Exhibit C-3; provided, however , that in the event a Material Subsidiary ceases for any reason to be a Material Subsidiary for two (2) consecutive Fiscal Quarters, (i) Borrower shall notify Agent of such event, (ii) Borrower shall deliver to Agent an amended Schedule 4.1(d) deleting such Subsidiary as a Material Subsidiary, (iii) any such Stock Certificates or other instruments issued by such Subsidiary that are then subject to the Pledge Agreement shall be released therefrom, and if then held by the Agent, shall be returned to the pledgor thereof, and (iv) such Subsidiary shall be released from the Subsidiary Guaranty (or any Joinder thereto).

          (f) MAINTENANCE OF PROPERTY. Maintain and preserve all its property which is necessary for use in its business in good working order and condition, except as permitted under Section 5.3(b) and except to the extent that Borrower determines in good faith that it is not in the best interests of Borrower and its Subsidiaries to do so.

          (g) INSURANCE. Maintain insurance with financially sound and reputable insurers with respect to its properties and business against loss or damage of the kinds consistent with industry practice of Persons engaged in the same or similar business, of such types and in such amounts as are carried under similar circumstances by such other Persons.

          (h) PAYMENT OF TAXES AND LIENABLE ITEMS. Pay and discharge, as they become due and payable, all claims for material tax liabilities, assessments and governmental charges or levies against it or upon its properties or assets and all lawful claims which, if unpaid, would, with the passage of time or notice or both, by law become a Lien upon its property (other than a Lien permitted by Section 5.3(a)), unless (i) such claim is contested in good faith; (ii) adequate reserves have been established for such claim to the extent required by GAAP and other adequate provision for the payment thereof has been made; (iii) enforcement of such claim is effectively stayed during any time as such claim may otherwise become a Lien; and (iv) if such claim is finally determined to be due, it is paid, with all interest or penalties thereon, promptly after resolution of such contest.

          (i) USE OF PROCEEDS. Use the proceeds of the Advances solely for lawful and permitted corporate purposes of Borrower and its Subsidiaries and not in contravention of this Agreement or any other agreement or obligation binding upon it and in strict compliance with all applicable laws, regulations and orders.

          (j) PERMITTED CASH INVESTMENTS. To the extent it has cash, keep its cash invested in Permitted Cash Investments (other than (i) cash in collection or disbursement, (ii) cash of Foreign Subsidiaries not in excess of $5,000,000 for each Foreign Subsidiary, and (iii) cash of O.S.I. Puerto Rico not in excess of $5,000,000).

          (k) PRINCIPAL DEPOSITORY. Borrower shall maintain its principal and operating accounts with Agent.

          (l) FURTHER ASSURANCES.

              (i) Promptly (but in no event later than five (5) Business Days after becoming aware thereof) notify the Agent if any written information, exhibits and reports furnished to the Agent contained any untrue statement of a material fact or omitted to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and correct any defect or error that may be discovered therein or in the execution, acknowledgment or recordation of any Loan Document.

              (ii) Promptly upon request by the Agent, procure, execute and deliver any and all documents, instruments and agreements and perform such acts as the Agent may reasonably require from time to time in order (A) to carry out more effectively the purposes of this Agreement or any other Loan Document, (B) to maintain the pledge to the Agent of (x) one hundred percent (100%) of the outstanding equity interests of each domestic Subsidiary, or (y) sixty-five percent (65%) of the outstanding equity interests of each Foreign Subsidiary, as required by Sections 3.1(a) and 5.2(e), or (C) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent the rights granted or now or hereafter intended to be granted to the Agent and the Lenders under any Loan Document or under any other instrument executed in connection therewith.

      SECTION 5.3 NEGATIVE COVENANTS. So long as any Obligation remains unpaid or the Lenders are obligated to extend credit hereunder, without the written consent of the Required Lenders, Borrower shall not, and Borrower shall not cause or permit any Subsidiary (including Subsidiaries of any Subsidiary) to do any of the following:

          (a) LIENS. Directly or indirectly make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or become or remain bound by any agreement to do so, except:

              (i) any Lien (other than a Lien on the Collateral) (A) existing on the Closing Date and described in Schedule 5.3(d) securing Debt permitted under
Section 5.3(d)(i), or (B) granted to secure any extension, renewal, refinancing or replacement of any such Debt if (x) the principal amount secured thereby is not increased, and (y) the property subject to the Lien so granted is limited to the property that was subject to the original Lien and any accessions, fixtures, improvements or equipment added thereto in the ordinary course of business;

              (ii) any Lien created under any Loan Document;

              (iii) Liens existing on any fixed assets acquired by Borrower or any of its Subsidiaries after the Closing Date, to the extent that such Lien exists on the date such fixed asset is acquired so long as such Lien was not created in anticipation thereof, securing Debt permitted under Section 5.3(d)(viii) and any extension, renewal, refinancing or replacement of any such Debt if (A) the principal amount secured thereby is not increased, and (B) the property subject to such Liens so granted is limited to the property that was subject to the original Lien and any accessions, fixtures, improvements or equipment added thereto in the ordinary course of business;

              (iv) any Lien for taxes, fees, assessments or other governmental charges which are not delinquent and remain payable without penalty or which are being contested as permitted under Section 5.2(h);

              (v) any carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Lien created by operation of law and arising in the ordinary course of business which is not delinquent or remains payable without penalty or which is being contested as permitted under Section 5.2(h);

              (vi) any Lien (other than a Lien imposed by Environmental Laws or by ERISA) on the property of Borrower or any of its Subsidiaries imposed by law, or pledges or deposits required by law pursuant to worker's compensation, unemployment insurance and other social security legislation (exclusive of obligations in respect of the payment for borrowed money);

              (vii) any Lien on the property of Borrower or any of its Subsidiaries made to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases (including landlords' Liens), government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money) not exceeding $3,000,000 in the aggregate at any one time outstanding;

              (viii) any easement, right-of-way, restriction and other similar encumbrance incurred in the ordinary course of business if, in the aggregate, such items are not substantial in amount and do not constitute and cannot reasonably be expected to result in a Material Adverse Change;

              (ix) any Lien arising out of any judgment or award against it if
(A) such Lien is being contested as permitted under Section 5.2(h); (B) there is no material likelihood of the sale, forfeiture or loss of any part of its properties; (C) such Lien does not materially interfere with the use of any material part of its properties, and (D) the existence of such Lien is not an Event of Default under Section 6.1(j);

              (x) Leases or subleases and licenses and sublicenses granted to others not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole and any interest or title of a lessor or licensor or under any lease or license;

              (xi) Liens which constitute rights of set-off of a customary nature or bankers' Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business;

              (xii) rights of consignees of inventory in the ordinary course of business not exceeding $2,000,000 in the aggregate at any one time outstanding for Borrower and its Subsidiaries; and

              (xiii) Liens incurred after the Closing Date on fixed assets securing Debt permitted and described in Section 5.3(d)(iii);

or become or remain bound by any agreement restricting its ability to grant, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or assets for the benefit of the Agent and the Lender Group, whether now owned or hereafter acquired, as security for the payment of the Obligations or any refinancing or replacement thereof, except (A) restrictions set forth in the Loan Documents; (B) restrictions on junior Liens on property secured by a Lien permitted under Section 5.3(a)(i) and (xiii), if such restrictions are enforceable solely by the holder of the Lien so permitted;
(C) restrictions on the creation of a Lien on the lessee's interest under a lease or any other contract if such restrictions are enforceable solely by the lessor under such lease or other party to such contract; and (D) restrictions contained in agreements for the sale or lease of assets if such sale or lease is permitted hereunder.

          (b) DISPOSITION OF ASSETS. Engage in any Asset Sale or otherwise directly or indirectly sell, assign, lease, convey, transfer or otherwise dispose of all or any portion of its assets, business or property, or agree to do any of the foregoing, except:

              (i) dispositions of inventory or used, worn-out or surplus property or equipment or Permitted Cash Investments, in each case in the ordinary course of business;

              (ii) the sale of any business unit of Borrower or any of its Subsidiaries that the board of directors of Borrower or such Subsidiary determines in good faith to be non- material;

              (iii) any Asset Sale so long as (A) such transaction is on an arm's- length basis; (B) no Event of Default or Potential Default is continuing or would result from such Asset Sale; (C) the purchase price paid to Borrower or any of Subsidiaries for such asset shall not be less than the fair market value of such asset at the time of such sale; (D) the purchase price for such asset shall be paid to Borrower or any of its Subsidiaries solely in cash (except for non- cash consideration in the form of promissory notes not exceeding $2,000,000 in the aggregate at any one time outstanding); and (E) the aggregate book value of assets (other than the custom lens laboratory owned by Ocular Sciences Canada) sold by Borrower and its Subsidiaries pursuant to this clause (iii) in any Fiscal Year does not exceed five percent (5%) of Borrower's consolidated total assets (determined in accordance with GAAP) as of the last day of the preceding Fiscal Year;

              (iv) so long as no Event of Default or Potential Default is continuing or would result from the proposed transaction, the grant of an option or other right to purchase an asset in a transaction that would be permitted under this Section 5.3(b);

              (v) the sale, lease, transfer or other disposition of (i) assets by any Subsidiary of Borrower to Borrower or to a Material Subsidiary and (ii) inventories and fixed assets up to a maximum amount of $10,000,000 in any calendar year by Subsidiaries of Borrower to Non-Material Subsidiaries;

              (vi) sales, transfers or other dispositions of fixed assets or equipment by Borrower or any of its Subsidiaries to the extent that (A) such equipment is traded in for credit against the purchase price of other fixed assets or equipment, or (B) the proceeds of such sale are applied to the purchase price of such other fixed assets or equipment within one hundred eighty (180) days from the date of sale, transfer or disposition; and

              (vii) non-exclusive licenses and similar arrangements for the use of intellectual property granted to others not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole;

provided, however, that Borrower shall not, and shall cause any of its Subsidiaries not to, dispose of any asset to effect a leaseback of any asset, other than sale-leasebacks of equipment effected less than one hundred eighty
(180) days after Borrower or such Subsidiary shall have acquired such equipment.

          (c) INVESTMENTS. Directly or indirectly make, acquire, carry or maintain any Investment, or become or remain bound by any agreement to make, acquire, carry or maintain any Investment, except:

              (i) Investments held on the Closing Date and described in Schedule 5.3(c);

              (ii) Permitted Cash Investments;

              (iii) loans made by Borrower or any Subsidiary of Borrower to a Subsidiary of Borrower, or loans made by any Subsidiary of Borrower to Borrower or another Subsidiary of Borrower;

              (iv) loans and advances to employees of Borrower or of any of its Subsidiaries not exceeding $750,000 in the aggregate at any time outstanding (in addition to those included as Schedule 5.3(c));

              (v) acquisitions permitted under Section 5.3(h)(i) or (iv) (and any Investments made by Borrower in a Subsidiary or by a Subsidiary in another Subsidiary to fund the cost of any such acquisition);

              (vi) Investments constituting non-cash consideration permitted to be received in connection with dispositions of assets permitted under Section 5.3(b)(iii);

              (vii) Investments made after the Closing Date by Borrower or Subsidiaries of Borrower in Foreign Subsidiaries (or in other Subsidiaries of Borrower solely for purposes of funding Investments by such Subsidiaries in Foreign Subsidiaries) but in each case only to the extent such Investments in the Foreign Subsidiaries are required by the Tax Authorities of the jurisdiction in which the Foreign Subsidiaries are formed to maintain the deductibility of interest expense incurred by such Foreign Subsidiaries;

              (viii) Investments by Borrower or any of its Subsidiaries consisting of accounts receivable from customers (including Subsidiaries of Borrower) or amounts received in settlement of delinquent obligations of and other disputes with customers and suppliers, in each case arising in the ordinary course of business;

              (ix) other Investments so long as the unrecovered investment made by Borrower and its Subsidiaries therein (counted at cost and not counting recoveries fairly characterized as income) does not exceed $2,000,000 in the aggregate at any one time outstanding; and

              (x) Investments made by Borrower in a Subsidiary or by a Subsidiary in another Subsidiary to fund Consolidated Capital Expenditures permitted under Section 5.3(e).

          (d) LIMITATION ON DEBT AND ACCOMMODATION OBLIGATIONS. Directly or indirectly create, incur, assume, guarantee or suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Debt or any Accommodation Obligation, except:

              (i) Debt existing on the Closing Date and described in Schedule 5.3(d) and any extension, renewal or refinancing of such Debt so long as both
(A) either (x) the principal amount of such Debt is not increased, or (y) any increase in the principal amount of such Debt is permitted pursuant to another clause of this Section 5.3(d), and (B) the terms and conditions (including financial and other restrictive covenants) are not materially more restrictive on any Loan Party than the terms and conditions existing on the Closing Date;

              (ii) the Obligations;

              (iii) Capital Leases, conditional sales agreements and other purchase money Debt incurred after the Closing Date for property, plant or equipment not exceeding the limits set forth in Section 5.3(e);

              (iv) Debt in the nature of surety bonds issued at the request of Borrower or any of its Subsidiaries to secure contingent obligations of such Person either (A) in the ordinary course of business, or (B) in connection with the enforcement of rights or claims of Borrower or any of its Subsidiaries, or
(C) in connection with judgments to the extent permitted under Section
5.3(a)(ix);

              (v) Debt permitted under Section 5.3(c)(iii);

              (vi) Debt under Rate Contracts;

              (vii) Subordinated Debt on terms and conditions approved by the Agent;

              (viii) Debt (but not Accommodation Obligations in respect of such Debt) incurred after the Closing Date and permitted under Section 5.3(h)(iv);

              (ix) Debt not exceeding $10,000,000 in the aggregate at any one time outstanding consisting of foreign exchange contracts on which delivery is to be effected and settlement allowed at any time in the future (plus related fees, costs and indemnities) entered into between Borrower and any of the Lenders;

              (x) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

              (xi) obligations to pay dividends and other payments permitted under Section 5.3(f) (to the extent that such obligations are construed as "Debt" hereunder);

              (xii) Accommodation Obligations of operating leases and performance obligations entered into in the ordinary course of business; and

              (xiii) other Debt not exceeding $5,000,000 in the aggregate principal amount at any one time outstanding for Borrower and its Subsidiaries.

          (e) CAPITAL EXPENDITURES. Expend or incur Consolidated Capital Expenditures greater than $50,000,000 in 2001, $60,000,000 in 2002, $70,000,000 in 2003 and $75,000,000 in 2004.

          (f) TRANSACTIONS WITH AFFILIATES. Subject to other covenants hereunder, enter or agree to enter into any transaction with any Affiliate of Borrower or of any of its Subsidiaries except (i) as contemplated or permitted under the Loan Documents, or (ii) in the ordinary course of business and pursuant to the reasonable requirements of the business of Borrower or such Subsidiary and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than those that would prevail in a comparable arm's-length transaction with a Person not an Affiliate of Borrower or such Subsidiary; provided, however, that nothing in this Section 5.3(f) shall be construed to prohibit (A) customary directors' and officers' indemnities; (B) customary directors' fees; (C) reasonable compensation to officers (as determined by Borrower's or such Subsidiary's board of directors); and (D) administrative services provided by Borrower to its Subsidiaries in the ordinary course of business consistent with past practice.

          (g) RESTRICTED JUNIOR PAYMENTS. Directly or indirectly (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or any other equity, ownership or profit interests; (ii) purchase, redeem or otherwise acquire for value any shares of any class of capital stock of, or other equity, ownership or profit interests in, Borrower or any of its Subsidiaries or any warrants, rights or options to acquire any such shares or interests, now or hereafter outstanding, which exceed $1,000,000 in the aggregate for Borrower and its Subsidiaries subsequent to the Closing Date;
(iii) enter into any agreement restricting the ability of any Subsidiary of Borrower to declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities to its stockholders (other than as permitted in Section 5 .3(m)); (iv) agree to or permit any amendment or modification of or change in any of the terms of agreements governing Subordinated Debt; or (v) pay, prepay, redeem, purchase or otherwise acquire any Subordinated Debt, or make any deposit to provide for the payment of any Subordinated Debt when due, or exchange any Subordinated Debt, or give any notice in respect thereof, except that:

              (A) Borrower may declare and make any dividend payments or other distributions payable solely by Borrower in common stock of Borrower; and

              (B) any Subsidiary of Borrower may declare and make dividends and distributions made solely to Borrower, a wholly-owned Material Subsidiary, or a Subsidiary Guarantor.

          (h) MERGERS, ETC. Merge or consolidate with or into or enter into any agreement to merge or consolidate with or into any Person, or acquire any ownership interest in any assets, business or Person, except:

              (i) acquisitions of property, plant and equipment in the ordinary course of business;

              (ii) mergers or consolidations between (A) wholly-owned Subsidiaries of Borrower, or (B) Borrower and any of its wholly-owned Subsidiaries, so long as Borrower is the surviving corporation;

              (iii) Investments permitted under Section 5.3(c); and

              (iv) an acquisition of the entire ownership interest in any assets primarily used for, or any business or Person engaged in, any of the lines of business currently conducted by Borrower or any of its Subsidiaries and activities reasonably incidental thereto, so long as (A) the total consideration (including cash, Debt incurred and value of stock) paid by Borrower and its Subsidiaries for all such acquisitions does not exceed $40,000,000 in the aggregate during the period from the Closing Date to the Revolving Maturity Date, (B) no Debt is assumed (other than Debt secured solely by fixed assets being acquired) or incurred in connection with the acquisition, (C) if the acquisition is accomplished by merger or consolidation, Borrower is the surviving corporation, (D) the consideration of each such acquisition shall not exceed $25,000,000, (E) no Event of Default or Potential Default is continuing or would result from such acquisition, (F) Borrower is in compliance with all covenants hereunder after giving effect to each such acquisition and (G) Borrower delivers to Agent a duly executed officer's certificate certifying its compliance with the conditions hereunder in connection with the relevant acquisition.

          (i) STOCK REPURCHASES. Repurchase the stock of former employees pursuant to stock repurchase agreements in an aggregate amount greater than $40,000,000 during the period from the Closing Date to the Revolving Maturity Date, provided, that no Event of Default exists prior to any such repurchase or would exist after giving effect to any such repurchase.

          (j) CONDUCT OF BUSINESS. Engage in any business or activity other than the businesses described in Section 4.1(o) and any activity reasonably incidental thereto.

          (k) COMPLIANCE WITH ERISA. Directly or indirectly (or permit any ERISA Affiliate directly or indirectly to) (i) terminate any Plan subject to Title IV of ERISA so as to result in liability to Borrower or any ERISA Affiliate in excess of $1,000,000 in the aggregate; (ii) permit any ERISA Event to exist; or (iii) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in liability to Borrower or any ERISA Affiliate in excess of $1,000,000 in the aggregate.

          (l) NEGATIVE PLEDGE. Enter into, or be subject to, any agreement, document or instrument under which Borrower or any of its Subsidiaries, except as provided hereunder, agrees and covenants with the Person party thereto that Borrower or such Subsidiary shall not grant first priority Liens upon their assets to any other Person.

          (m) PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. Cause, permit or suffer any Subsidiary to become or remain subject to any contractual obligation that in any manner limits or restricts its right to pay dividends or make distributions, whether in cash or in property, to its stockholders or to make loans or sell assets to Borrower or any of its Subsidiaries or to enter into any other lawful transaction with Borrower or any of its Subsidiaries, except limitations and restrictions set forth in the Loan Documents.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

      SECTION 6.1 EVENTS OF DEFAULT. Any one or more of the following events shall constitute an event of default (each, an "Event of Default ") under this
Agreement:

          (a) NON-PAYMENT OF PRINCIPAL. Borrower fails to pay when due any principal of any Advance; or

          (b) NON-PAYMENT OF INTEREST. Borrower fails to pay when due any interest payable under Section 2.6 or any fee payable under Section 2.4 and such failure continues for three (3) Business Days; or

          (c) NON-PAYMENT OF OTHER OBLIGATIONS. Borrower fails to pay any other payment Obligation, and such failure continues for ten (10) Business Days after either (i) it is acknowledged in writing by Borrower, or (ii) written notice thereof is given to Borrower by the Agent; or

          (d) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by any Loan Party under or in connection with any Loan Document proves to have been incorrect in any material respect when made; or

          (e) COVENANTS. Borrower fails to perform or observe any term, covenant or agreement set forth in Section 5.1, or Section 5.3; or

          (f) REPORTING AND COLLATERAL COVENANTS. Borrower fails to perform or observe any term, covenant or agreement set forth in Sections 5.2(c), (e), (j) or (k), and such failure continues for ten (10) Business Days after either (i) it is acknowledged in writing by Borrower, or (ii) written notice thereof is given to Borrower by the Agent; or

          (g) OTHER COVENANTS AND AGREEMENTS. Borrower or any of its Subsidiaries fails to perform or observe any term, covenant or agreement contained in this Agreement or any other Loan Document (other than those specifically referred to in any of the preceding paragraphs of this Section 6.1 ) and such failure continues for thirty (30) days after either (i) it is acknowledged in writing by Borrower or such Subsidiary, or (ii) written notice thereof is given to Borrower or such Subsidiary by the Agent; or

          (h) DEFAULT AS TO OTHER DEBT. Borrower or any of its Subsidiaries (i) fails to pay, when due and payable (whether at the scheduled maturity or upon any required prepayment,


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
acceleration, demand or otherwise), any principal of or premium or interest on any Debt (except any Advances) outstanding in a principal amount of at least $1,000,000, and such failure continues for longer than the period of grace, if any, specified for such failure in the indenture or agreement governing such Debt, or (ii) commits, permits or suffers a breach, default or event of default to occur under any indenture or agreement governing any Debt (except any Advances) outstanding in a principal amount of at least $1,000,000, and such breach, default or event of default continues for longer than the period of grace, if any, specified for such failure in such indenture or agreement; or any such Debt of at least $1,000,000 is declared to be due and payable or is required to be prepaid prior to the stated maturity thereof; provided , however, that no such failure, breach, default, event of default, declaration or requirement as to any Debt (A) which is the liability solely of a Foreign Subsidiary shall be an Event of Default hereunder until either (x) it is acknowledged in writing by Borrower, or (y) it continues for ten (10) Business Days after written notice thereof is given to Borrower by the Agent, and (B) shall be an Event of Default hereunder if, in the case of a wholly-owned Subsidiary of Borrower, such Debt is held entirely by Borrower or, in the case of Borrower, such Debt is held entirely by one or more of its wholly-owned Subsidiaries; or

          (i) BANKRUPTCY. (i) Borrower or any of its Material Subsidiaries are generally not paying its debts as they become due or admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors, or (ii) any proceeding is instituted by or against Borrower or any of its Material Subsidiaries seeking an order for relief under the United States Bankruptcy Code or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property under any law relating to bankruptcy, insolvency, liquidation or reorganization or relief of debtors and either (A) any such relief in any such proceeding is sought or consented to by it or an order for any such relief is entered against it, or (B) any such proceeding instituted against it remains undismissed and unstayed for a period of sixty (60) days, or (C) Borrower or any of its Material Subsidiaries takes any corporate action to authorize any of the actions set forth above in this Section 6.1(i); or

          (j) JUDGMENTS. Any judgment or order for the payment of money is rendered against Borrower or any of its Subsidiaries in an amount in excess of $1,000,000 individually or in the aggregate and either (i) enforcement proceedings are commenced by any creditor upon such judgment or order and not stayed, or (ii) there is any period of sixty (60) consecutive days during which such judgment has not been paid in full or a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

          (k) MATERIAL ADVERSE CHANGE. There is any Material Adverse Change;

          (l) LOAN DOCUMENTS. Any material provision of any Loan Document after delivery thereof for any reason ceases to be valid and binding on each Loan Party thereto, or any Loan Party shall repudiate or purport to revoke or terminate any of its obligations under any Loan Document to which it is party;

          (m) COLLATERAL DOCUMENTS. The Collateral Documents, after delivery thereof pursuant to Section 3.1(a), for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby;

          (n) ERISA. (i) In the case of an ERISA Event involving the withdrawal from a Pension Plan of a "substantial employer" (as defined in Section 4001(a)(2) or Section 4062(e) of ERISA), the withdrawing employer's proportionate share of that Pension Plan's Unfunded Pension Liabilities is more than $1,000,000 in the aggregate; (ii) in the case of an ERISA Event involving the complete or partial withdrawal from a Multiemployer Plan, the withdrawing employer incurs a Withdrawal Liability in an aggregate amount exceeding $1,000,000; (iii) a Pension Plan that is intended to be qualified under Section 401(a) of the IRC loses its qualification, and with respect to such loss of qualification, Borrower can reasonably be expected to be required to pay (for additional taxes, payments to or on behalf of Plan participants, or otherwise) an aggregate amount exceeding $1,000,000; (iv) any other ERISA Event occurs which could reasonably be expected to result in liability of in excess of $1,000,000 or (v) any combination of the events listed in (i) through (iii); provided, however , that no such event described in (i) through (v) which is a liability of an ERISA Affiliate shall be an Event of Default hereunder if the Borrower demonstrates to the Agent's satisfaction that such ERISA Affiliate has sufficient assets to satisfy such liability and such liability has in fact been satisfied.

          (o) CHANGE OF CONTROL. A Change of Control shall have occurred.

                                   ARTICLE VII
                     THE LENDER GROUP'S RIGHTS AND REMEDIES

      SECTION 7.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by
Borrower:

          (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable; provided, however, that if an Event of Default occurs under Section 6(i), all such Obligations will automatically become immediately due and payable;

          (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

          (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Lender Group's Liens in the Collateral and without affecting the Obligations;

          (d) Without notice to or demand upon Borrower, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the

Collateral. Borrower agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Borrower authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

          (e) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the IRC), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group, or
(ii) Debt at any time owing to or for the credit or the account of Borrower held by the Lender Group;

          (f) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, to secure the full and final repayment of all of the Obligations;

          (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

          (h) Agent shall give notice of the disposition of the Collateral as follows:

              (i) Agent shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made; and

              (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 11.1, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is of a type customarily sold on a recognized market;

          (i) Agent, on behalf of the Lender Group, may credit bid and purchase at any public sale;

          (j) Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

          (k) The Lender Group shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document; and


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
          (l) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower.

      SECTION 7.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

                                  ARTICLE VIII
                                      AGENT

      SECTION 8.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints Comerica as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Article VIII . The provisions of this Article VIII are solely for the benefit of Agent, and the Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Comerica is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

      SECTION 8.2 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in- fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

      SECTION 8.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Material Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrower or the books or records or properties of any of Borrower's Subsidiaries or Affiliates.

      SECTION 8.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

      SECTION 8.5 NOTICE OF POTENTIAL DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of


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
Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Potential Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 8.4 , Agent shall take such action with respect to such Potential Default or Event of Default as may be requested by the Required Lenders in accordance with Section 7; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Default or Event of Default as it shall deem advisable.

      SECTION 8.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

      SECTION 8.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and other costs to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from payments from Borrower received by Agent to reimburse Agent for


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
such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from payments from Borrower received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Claims; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Claims resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

      SECTION 8.8 AGENT IN INDIVIDUAL CAPACITY. Comerica and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though Comerica were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Comerica or its Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include Comerica in its individual capacity.

      SECTION 8.9 SUCCESSOR AGENT. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be


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terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

      SECTION 8.10 LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them.

      SECTION 8.11 COLLATERAL MATTERS.

          (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 5.3(b) of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Borrower owned no interest at the time the security interest was granted or at any time thereafter, or (iv) constituting property leased to Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 8.11; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.


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
          (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Liens granted in favor of Agent under the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

      SECTION 8.12 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

          (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

          (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however , that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

      SECTION 8.13 AGENCY FOR PERFECTION. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Liens granted in favor of Agent under the Loan Documents in assets which, in accordance with Division 9 of the UCC can be perfected only by possession. Should any Lender obtain


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possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

      SECTION 8.14 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

      SECTION 8.15 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

      SECTION 8.16 FIELD AUDITS AND EXAMINATION REPORTS; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. (a) Upon agreement by Agent and the Lenders from time to time, Agent shall conduct and prepare a field audit or examination report (each a "Report " and collectively, "Reports") and shall promptly furnish each Lender with such Reports:

          (b) Each Lender expressly agrees and acknowledges that Agent does not
(i) make any representation or warranty as to the accuracy of any Report, and
(ii) shall not be liable for any information contained in any Report.

          (c) Each Lender expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon the Books, as well as on representations of Borrower's personnel.

          (d) Without limiting the generality of any other indemnification provision contained in this Agreement, each Lender agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

          (e) In addition to the foregoing: (i) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document


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provided by Borrower to Agent that has not been contemporaneously provided by
Borrower to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (ii) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender, and (iii) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

      SECTION 8.17 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 8.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

      SECTION 8.18 LEGAL REPRESENTATION OF AGENT. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Gray Cary Ware & Freidenrich LLP ("GCWF") only has represented and only shall represent Comerica in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that GCWF does not represent it in connection with any such matters.

                                   ARTICLE IX
                   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS

      SECTION 9.1 ASSIGNMENTS AND PARTICIPATIONS.

          (a) Any Lender may, sell, assign or otherwise transfer to one or more assignees (each, an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000
(i) with the written consent of Agent


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(which consent shall not be unreasonably withheld), (ii) without Borrower's consent if such transfer is to a Federal Reserve Bank, to an Affiliate of such Lender or if an Event of Default is continuing and (iii) with the consent of Borrower (which consent shall not be unreasonably withheld) to any other Person; provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance in form and substance satisfactory to Agent, and (iii) unless the assignment occurs prior to the date that is 90 days after the Closing Date, the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $2,000.00. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender and no Lender shall assign or participate all or any portion of its Commitment or portion of the Obligations to a Person which it knows is a direct competitor of Borrower.

          (b) From and after the date that Agent notifies the assignor Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee.

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such


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Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

          (e) Agent shall, on behalf of Borrower, maintain a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of Lenders and the commitment and the principal amount owing to each Lender from time to time under this Agreement. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, each Lender and the Agent shall treat each person whose name is recorded in the Register as the Lender for all purposes of this Agreement. Notwithstanding anything in the Loan Documents, to the contrary, any assignment pursuant to this Section 9.1 shall be effective only upon appropriate entries with respect thereto being made in the Register.

          (f) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks or financial institutions (a "Participant") participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement


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are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

          (g) In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to Section 11.8, disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

          (h) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

      SECTION 9.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided , however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio . No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 9.1 hereof and, except as expressly required pursuant to Section 9.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

                                    ARTICLE X
                               AMENDMENTS; WAIVERS

      SECTION 10.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided , however, that (i) Borrower may amend
Schedule 4.1(d) as provided in Section 5.2(e) by delivering a copy of such amended Schedule to the Agent in accordance with Section 11.1 and (ii) no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Borrower, do any of the following:

          (a) increase or extend any Commitment of any Lender,


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          (b) postpone or delay any date fixed by this Agreement or any other
Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

          (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

          (d) change the percentage of the Commitments that is required to take any action hereunder,

          (e) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders,

          (f) release Collateral other than as permitted by Section 8.11,

          (g) change the definition of "Required Lenders" or "Defaulting Lender Rate",

          (h) release Borrower from any obligation for the payment of money, or

          (i) amend any of the provisions of Section 8 or Article III.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

      SECTION 10.2 REPLACEMENT OF HOLDOUT LENDER.

          (a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

          (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. The replacement of any Holdout Lender shall be made


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in accordance with the terms of Section 10.1. Until such time as the Replacement
Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances.

      SECTION 10.3 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy the Agent or any Lender may have.

                                   ARTICLE XI
                                  MISCELLANEOUS

      SECTION 11.1 NOTICES. Unless otherwise provided in this Agreement, all notices or demands by Borrower or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Agent, as the case may be, at its address set forth below:

              If to Borrower:       OCULAR SCIENCES, INC.
                                    1855 Gateway Boulevard
                                    Concord CA  94520
                                    Attn:    Chief Financial Officer
                                    Fax No.: (925) 969-7128

              with copies to:       LATHAM & WATKINS LLP
                                    505 Montgomery St., Suite 1900
                                    San Francisco, CA  94111
                                    Attn:    Kenneth Blohm, Esq.
                                    Fax No.: (415) 395-8095

              If to Agent:          COMERICA BANK-CALIFORNIA
                                    1331 North California Blvd., Suite 400
                                    Walnut Creek, CA  94596
                                    Attn:    Business Finance Division Manager
                                    Fax No.: (925) 941-1999


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
              with copies to:       GRAY CARY WARE & FREIDENRICH, LLP
                                    4365 Executive Drive, Suite 1100
                                    San Diego, CA  92121
                                    Attn:    Troy Zander, Esq.
                                    Fax No.: (858) 677-1477

      Agent and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11.1, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the UCC, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the UCC shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

      SECTION 11.2 COSTS AND EXPENSES. Borrower agrees to pay within twenty
(20) days after Borrower receives an invoice itemizing the same, all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, negotiation, execution, delivery, modification, administration and amendment of the Loan Documents and the other documents to be delivered under the Loan Documents, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent and Lender Group as to their rights and responsibilities under the Loan Documents in connection with actions or inactions of the Loan Parties. Borrower further agrees to pay on demand all reasonable costs and expenses, including reasonable fees and expenses of attorneys (including allocable costs of in-house counsel), accountants, advisors and other experts, incurred by the Agent and/or the Lender Group in respect of any Event of Default or while any Event of Default is continuing or in connection with the protection, resolution or enforcement (whether through negotiations, by legal proceedings, in bankruptcy or otherwise) of the Obligations or the Collateral or any right, remedy, power, interest or claim of the Agent or the Lender Group under any Loan Document.

      SECTION 11.3 GENERAL INDEMNITY. Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each such Person, an "Indemnified Person ") from any losses, claims, costs, damages, expenses or liabilities (or actions, suits or proceedings, including any inquiry or investigation, with respect thereto) (collectively, "Claims") to which any Indemnified Person may become subject, insofar as such Claims arise out of, in any way relate to, or result from, this Agreement or any other Loan Document or any of the transactions contemplated hereby and thereby and to reimburse upon demand each Indemnified Person for any and all reasonable legal and other expenses incurred in connection with investigating, preparing to defend or defending any such Claim; provided, however , that Borrower shall not have any indemnity obligation to any Indemnified Person for any Claim (a) based on or arising from the gross negligence or willful misconduct of such Indemnified Person or a breach of any Loan Document or applicable law by an Indemnified Person, or (b) made or prosecuted by Borrower. Borrower shall be given prompt notice of the commencement of any action or proceeding on any Claim and of any overt written threat of


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litigation on any Claim, but the failure to receive such notice shall not relieve Borrower from any of its obligations under Section 11.3 or other provisions hereunder. Borrower shall have the right, with the consent of the Indemnified Person (which shall not unreasonably be withheld), to select a firm of attorneys as legal counsel to defend any Claim, and Borrower shall pay the fees, expenses and disbursements of such counsel and any special or local counsel, and if the Indemnified Person would or could result in a conflict of interest, or that a defense, crossclaim or counterclaim is available to such Indemnified Person that is not available to any other Person represented by such legal counsel in the same proceeding, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense, crossclaim or counterclaim, such Indemnified Person shall be entitled to separate representation, at the Borrower's expense, by legal counsel selected by such Indemnified Person and reasonably acceptable to the Borrower, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel. Indemnified Person shall have the right to be represented by counsel of its own choosing (i) at Borrower's expense whenever any Event of Default or Potential Default is continuing, and (ii) at such Indemnified Person's expense at any other time, and Borrower and the attorneys selected by Borrower shall cooperate in all reasonable respects with such counsel. Borrower shall be entitled to settle any Claim, at Borrower's sole cost and expense, without the consent of the Indemnified Person if (A) no Event of Default or Potential Default is continuing, (B) the settlement does not and will not, under any circumstances, impose any present or future payment or performance obligation upon the Indemnified Person, and (C) the settlement includes the giving by the claimant to the Indemnified Person of a release from all liability in respect of such Claim, and otherwise only upon the prior written consent of the Indemnified Person.

      SECTION 11.4 BINDING EFFECT. This Agreement shall become effective when it has been executed by the parties hereto and the conditions set forth in
Section 3.1 have been satisfied and thereafter shall be binding upon and inure to the benefit of Borrower, the Agent and the Lenders and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

      SECTION 11.5 CHOICE OF LAW AND VENUE.

          (a) The validity of this Agreement and the other Loan Documents (unless expressly provided to the contrary in another loan document in respect of such other Loan Document), the construction, interpretation, and enforcement hereof and thereof, and the rights of the parties hereto and thereto with respect to all matters arising hereunder or thereunder or related hereto or thereto shall be determined under, governed by, and construed in accordance with the laws of the state of California.

          (b) The parties agree that all actions or proceedings arising in connection with this Agreement and the other Loan Documents shall be tried and litigated only in the state and federal courts located in the County of Santa Clara, State of California; provided , however, that any suit seeking enforcement against any collateral or other property may be brought, at Agent's option, in the courts of any jurisdiction where Agent elects to bring such action or where such collateral or other property may be found. Borrower and the Lender Group waive, to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non


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
conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 11.5(b). Borrower, Agent and the Lenders waive personal service of any summons, complaint or other process, which may be made by any other means permitted by California law.

      SECTION 11.6 WAIVER OF JURY TRIAL. Borrower and the Lender Group hereby WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY of any claim or cause of action based upon or arising out of or related to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby in any action, proceeding or other litigation of any type brought by any of the parties against any other party or parties, whether based on contract, tort, statutory liability or otherwise. Borrower and the Lender Group agree that any such claim or cause of action shall be tried by the court WITHOUT A JURY. This waiver shall apply to each future amendment, renewal, supplement or modification of any Loan Document and to each future Loan Document. Borrower and the Lender Group represent that each has reviewed this waiver and each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. In the event of litigation, a copy of this agreement may be filed as a written consent to a trial by the court.

      SECTION 11.7 LIMITATION OF LIABILITY. No claim may be made by Borrower, any Subsidiary of Borrower, or any other Person against the Lender Group, Agent-Related Persons, Lender Group-Related Persons with respect to each Lender for any special, indirect or consequential damages or, to the fullest extent permitted by law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability or any other ground) based on, arising out of, or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, and Borrower (for itself and on behalf of each of its Subsidiaries) hereby waives, releases and agrees never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor.

      SECTION 11.8 CONFIDENTIALITY. Each member of the Lender Group agrees that it will not, without the prior consent of Borrower, disclose any information with respect to Borrower which is furnished to it pursuant to this Agreement and which Borrower has notified it, in writing, constitutes confidential information, except (a) to any Lender's directors, officers, employees, agents and financial and legal advisors under instructions to maintain confidentiality;
(b) to any actual or prospective participant or assignee under Article IX , so long as such participant or assignee agrees to be bound by the provisions of this Section 11.8; (c) information that is known to any Lender or its directors, officers, employees, agents or financial and legal advisors prior to its disclosure by Borrower; (d) information that has become publicly available other than by a Lender's improper disclosure; (e) information that is obtained from any source other than Borrower or its Affiliates, unless the Lender Group has actual knowledge that such source disclosed such information to it in breach of an obligation of confidentiality; and (f) as may be required or appropriate in any proceeding to collect the Obligations or protect or enforce any right or remedy of the Lender Group under the Loan Documents or in defense of any claim asserted against the Lender Group or in any other litigation or for compliance with any applicable law or any subpoena, discovery request or other legal process, so long as the Agent (if not prohibited from doing so) gives the Borrower at least three (3) Business Days' prior notice thereof. The Lender Group's obligations under this Section 11.8 shall survive the expiration or termination of this Agreement.


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
      SECTION 11.9 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire Agreement and understanding among Borrower, Agent and the Lender Group and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

      SECTION 11.10 SURVIVAL. Borrower's liability for any and all fees, taxes, compensation, costs, losses, expense reimbursements, indemnification and other similar Obligations arising under any Loan Document shall survive the expiration or termination of the commitments of the Lender to extend credit hereunder and the repayment and retirement of all Advances at any time outstanding hereunder.

      SECTION 11.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]


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
      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                        OCULAR SCIENCES, INC.


                                        By:  /s/ Sidney B. Landman
                                            ------------------------------------
                                            Name:  Sidney B. Landman
                                            Title: Vice President, Finance, and
                                                   Chief Financial Officer,
                                                   Secretary and Treasurer


                                        COMERICA BANK-CALIFORNIA,
                                        as Agent and as a Lender


                                        By:  /s/ Elizabeth T. Wilkerson
                                            ------------------------------------
                                            Name:  Elizabeth T. Wilkerson
                                            Title: Vice President


                                        THE NORTHERN TRUST COMPANY,
                                        as a Lender


                                        By:  /s/ Patricia A. Williams
                                            ------------------------------------
                                            Name:  Patricia A. Williams
                                            Title: Vice-President


                      [Signature page to Credit Agreement]


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
                                   EXHIBIT A-1
                                   COMMITMENTS

LENDER                                     TOTAL COMMITMENT
------                                     ----------------
COMERICAL BANK-                               $40,000,000
CALIFORNIA

THE NORTHERN TRUST                            $10,000,000
COMPANY

ALL LENDERS                                   $50,000,000


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
                                   EXHIBIT A-4
                                 AGENT'S ACCOUNT

Account No. 1892-18380-5


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